Exhibit (2)A



                            AGREEMENT AND PLAN OF MERGER

                                       BETWEEN

                                 CNB HOLDINGS, INC.

                                         AND

                                  FNB CORPORATION



July 10, 2000

                                TABLE OF CONTENTS


                                   ARTICLE 1
                         The Merger and Related Matters

                                                                       Page

1.1       Definitions
1.2       The Merger
1.3       Name and Continuing Operations
1.4       Management of Surviving Corporation
1.5       The Closing and Effective Date


                                  ARTICLE 2
                       Basis and Manner of Conversion

2.5       Allocation of Stock Election Shares
2.2       Allocation
2.3       Election
2.4       Allocation of Cash Election Shares
2.5       Allocation of Stock Election Shares
2.6       No Allocation
2.7       Computations
2.8       Cancellation of Shares
2.9       Outstanding Options for CNB Common Stock


                                ARTICLE 3
                           Manner of Exchange

3.1       Exchange Procedures
3.2       Distribution with Respect to Unexchanged Shares
3.3       No Fractional Securities
3.4       Certain Adjustments
3.5       Rights of Dissenting Shareholders


                               ARTICLE 4
                    Representations and Warranties

4.1      Representations and Warranties of CNB
         (a)    Organization, Standing and Power
         (b)    Authority
         (c)    Capital Structure

         (d)    Ownership Capital Structure and
                Organization of Community National
         (e)    Financial Statements
         (f)    Absence of Undisclosed Liabilities
         (g)    Legal Proceedings; Compliance with Laws
         (h)    Regulatory Approvals
         (i)    Labor Relations
         (j)    Tax Matters
         (k)    Property
         (l)    Reports
         (m)    Employee Benefit Plans
         (n)    Investment Securities
         (o)    Certain Contacts
         (p)    Insurance
         (q)    Loans, OREO and Allowance for Loan Losses
         (r)    Absence of Material Changes and Events
         (s)    Statements True and Correct
         (t)    Brokers and Finders
         (u)    Repurchase Agreements
         (v)    Trust Accounts
         (w)    Environmental Matters

4.2      Representations and Warranties of FNB
         (a)    Organization, Standing and Power
         (b)    Authority
         (c)    Capital Structure
         (d) Ownership of the FNB Subsidiaries; Capital Structure of the FNB Subsidiaries; and Organization of the FNB Subsidiaries
         (e)    Financial Statements
         (f)    Absence of Undisclosed Liabilities
         (g)    Legal Proceedings; Compliance with Laws
         (h)    Regulatory Approvals
         (i)    Labor Relations
         (j)    Tax Matters
         (k)    Property
         (l)    Reports
         (m)    Employee Benefit Plans
         (n)    Investment Securities
         (o)    Certain Contacts
         (p)    Insurance
         (q)    Loans, OREO, and Allowance for Loan Losses
         (r)    Absence of Material Changes and Events
         (s)    Statements True and Correct
         (t)    Brokers and Finders
         (u)    Repurchase Agreements

         (v)    Administration of Trust Accounts
         (w)    Environmental Matters


                                   ARTICLE 5
                      Conduct Prior to the Effective Date

5.1      Access to Records and Properties
5.2      Confidentiality
5.3      Registration Statement, Proxy Statement and
         Shareholder Approval
5.4      Operation of the Business of FNB and CNB
5.5      Dividends
5.6      No Solicitation
5.7      Regulatory Filings
5.8      Public Announcements
5.9      Notice of Breach
5.10     Accounting Treatment
5.11     Merger Consummation
5.12     FNB Acquisition Transaction


                                 ARTICLE 6
                           Additional Agreements

6.1      Conversion of Stock Options
6.2      Benefit Plans
6.3      Indemnification


                                ARTICLE 7
                        Conditions to the Merger

7.1      Conditions to Each Party's Obligations to Effect the
         Merger
         (a)    Shareholder Approval
         (b)    Regulatory Approvals
         (c)    Registration Statement
         (d)    Tax Opinion
         (e)    Opinions of Counsel
         (f)    Legal Proceedings

7.2      Conditions to Obligations of FNB
         (a)    Representations and Warranties
         (b)    Performance of Obligations
         (c)    Affiliate Letters

         (d)    Investment Banking Letter

7.3      Conditions to Obligations of CNB
         (a)    Representations and Warranties
         (b)    Performance of Obligations
         (c)    Investment Banking Letter


                                   ARTICLE 8
                                  Termination

8.1      Termination
8.2      Effect of Termination
8.3      Non-Survival of Representations, Warranties and Covenants
8.4      Expenses


                                  ARTICLE 9
                             General Provisions

9.1      Entire Agreement
9.2      Waiver and Amendment
9.3      Descriptive Headings
9.4      Governing Law
9.5      Notices
9.6      Counterparts
9.7      Severability
9.8      Subsidiaries


Exhibit A - Plan of Merger between CNB Holdings, Inc. and
            FNB Corporation
Exhibit B - Employment Contract with Phillip Baker




AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of July 10, 2000 by and between FNB Corporation, a Virginia corporation with its principal office located in Christiansburg, Virginia

("FNB"), and CNB Holdings, Inc., a Virginia corporation with its principal office located in Pulaski, Virginia ("CNB").

                                 WITNESSETH:

     WHEREAS, FNB and CNB (the "Companies") desire to affiliate, so that First National Bank ("First National") and Community National Bank ("Community National") (together, the "Banks") will be under common control; and

     WHEREAS, FNB and CNB have agreed to the affiliation of their two companies through a merger under Virginia law, as a result of which CNB would merge with and into FNB and the shareholders of CNB would become shareholders of FNB Corporation, all as more specifically provided in this Agreement and the Plan of Merger in the form attached hereto as Exhibit A (the "Plan");
and

     WHEREAS, the Boards of Directors of FNB and CNB each believe it is in the best interests of their respective corporations and their shareholders to affiliate as provided herein and not in a transaction structured as an acquisition of one by the other, and that the respective shareholder values of FNB and CNB can be maximized over time through this affiliation; and

     WHEREAS, the Boards of Directors of the Companies each believe that the transaction contemplated in this Agreement is in the best interests of the communities they serve and of their respective employees; and

     WHEREAS, the Boards of Directors of FNB and CNB each believe that after the affiliation the holding company structure should provide management and technical assistance and support for recruitment, training and retention of skilled officers and employees to the Banks in order to enable the combined organization to operate more efficiently; and

     WHEREAS, the respective Boards of Directors of FNB and CNB have resolved that the transactions described herein are in the best interests of the parties and their respective shareholders and have authorized and approved the execution and delivery of this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

                                 ARTICLE 1
The Merger and Related Matters

     1.1 Definitions. Any term defined anywhere in this Agreement shall have the meaning ascribed to it for all purposes of this Agreement (unless expressly noted to the contrary). In addition:

            (a) the term "knowledge" when used with respect to a party shall mean the knowledge, after due inquiry, of any "Executive Officer" of such party, as such term is defined in Regulation O, (12 C.F.R. 215);

            (b) the term "Material Adverse Effect", when applied to a party, shall mean an event, occurrence or circumstance (including without limitation
(i) the making of any provisions for possible loan and lease losses, write-downs or other real estate and taxes and (ii) any breach of a representation or warranty by such party) which (a) has or is reasonably likely to have a material adverse effect on the financial position, results of operations or business of the party and its subsidiaries, taken as a whole, or (b) would materially impair the party's ability to perform its obligations under this Agreement or the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that solely for purposes of measuring whether an event, occurrence or circumstance has a material adverse effect on such party's results of operations, the term "results of operations" shall mean net interest income plus non-interest income (less securities gains) less gross expenses (excluding provisions for possible loan and lease losses, write-downs of other real estate and taxes); and provided further, that material adverse effect and material impairment shall not be deemed to include the impact of (i) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (ii) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks and bank holding companies generally, and (iii) the Merger on the operating performance of the parties to this Agreement; and

           (c) the term "Previously Disclosed" by a party shall mean information set forth in a written disclosure letter that is delivered by that party to the other party prior to or contemporaneously with the execution of this Agreement and specifically designated as information "Previously Disclosed" pursuant to this Agreement.

    1.2 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Date as defined in Section 1.5 hereof, CNB will be merged with and into FNB (the "Merger"). At the Effective Date, the Merger shall have the effect as provided in Section 13.1-721 of the Virginia Stock Corporation Act.

     1.3 Name and Continuing Operations. The respective names and banking offices of the Banks will not change as a result of the Merger. After the Effective Date, the surviving corporation shall be headquartered in Christiansburg, Virginia.

     1.4 Management of Surviving Corporation. The directors, officers and employees of the Banks will not change as a result of the Merger except that Hiawatha Nicely, Jr. shall resign from the Board of Directors of Community National Bank and Julian D. Hardy, Jr. shall be appointed to fill the vacancy so created. FNB's Board of Directors presently has nine (9) members. On the Effective Date, the number of Directors of FNB shall be increased by one member in Class III whose terms expire at the 2002 annual meeting of shareholders and Hiawatha Nicely, Jr. shall be appointed to fill the vacancy so created. At the next annual meeting of shareholders of FNB and at the annual meeting in 2002, management of FNB will recommend to shareholders that Mr. Nicely be elected as a member of Class III of directors whose terms expire at the 2002 and 2005, respectively, annual meetings of shareholders, provided that he has not resigned, died or otherwise been removed from office. In addition, on the Effective Date, FNB agrees to enter into a change of control agreement with Phillip Baker, President and Chief Executive Officer of Community National, in the form attached hereto as Exhibit B.

      1.5 The Closing and Effective Date. The closing of the transactions contemplated by this Agreement and the Plan of Merger shall take place at the offices of FNB in Christiansburg, Virginia or at such other place as may be mutually agreed upon by the parties. The Merger shall become effective on the date shown on the Certificate of Merger issued by the State Corporation Commission of Virginia effecting the Merger (the "Effective Date"). Unless otherwise agreed upon in writing by the chief executive officers of FNB and CNB, subject to the conditions to the obligations of the parties to effect the Merger as set forth in Article 6, the parties shall use their best efforts to cause the Effective Date to occur on the first day of the month following the month in which the conditions set forth in Sections 6.1(a) and 6.1(b) are satisfied. All documents required by the terms of this Agreement to be delivered at or prior to consummation of the Merger will be exchanged by the parties at the closing of the Merger (the "Merger Closing"), which shall be held on or before the Effective Date. FNB and CNB shall execute and deliver to the Virginia State Corporation Commission Articles of Merger containing a Plan of Merger in substantially the form of Exhibit A hereto.

                                  ARTICLE 2
                       Basis and Manner of Conversion

2.1 Conversion of CNB Stock and Stock Options. At the Effective Date, by virtue of the Merger, each share of the common stock, par value $5.00 per share, of CNB ("CNB Common Stock") issued and outstanding immediately prior to the Effective Date will be converted into either (i) $10.60 in cash ("Cash Consideration") or
(ii) shares of common stock, par value $5.00 per share, of FNB ("FNB Common Stock") whose aggregate market value equals $10.60 ("Stock Consideration"), provided that in no event shall FNB issue more than
0.642 shares or less than 0.544 shares for each outstanding share of CNB Common Stock, which Stock Consideration together with the Cash Consideration (the "Merger Consideration"), in each case as the holder thereof shall have elected or be deemed to have elected in accordance with Section 2.3. The market value of FNB Common Stock will be the average of the closing sales prices per share of FNB Common Stock as reported on the NASDAQ Exchange Composite Transactions Tape (as reported in The Wall Street Journal, or, if not reported thereby, another authoritative source as chosen by FNB) for the thirty consecutive full trading days on such exchange (even if FNB Common Stock does not trade in each such day) ending at the close of trading on the tenth day before the Effective Date (the "Market Value"). The ratio of shares of FNB's common stock that will be exchanged for each outstanding share of CNB Common Stock shall be referred to herein as the "Exchange Ratio" and shall be rounded to the nearest third decimal point.

2.2 Allocation. Notwithstanding anything in this Agreement to the contrary, the aggregate amount of cash to be issued to shareholders of CNB in the Merger shall be equal to $4,909,915 (the "Cash Amount"); provided that the Cash Amount may be changed by FNB to accommodate the exercise by FNB of its option to change the Cash Number and the Stock Number pursuant to the last sentence of this Section 2.2. As used in this Agreement, the Cash Number shall mean the aggregate number of shares of CNB Common Stock to be converted into the right to receive the Cash Consideration in the Merger, which shall be equal to the Cash Amount divided by $10.60. The number of shares of CNB Common Stock to be converted into the right to receive Stock Consideration (the "Stock Number") will be equal to (i) the number of shares of CNB Common Stock issued and outstanding immediately prior to the Effective Date of the Merger less (ii) the sum of (A) the Cash Number and (B) the aggregate number of shares of CNB Common Stock to be exchanged for cash pursuant to Section
3.3. FNB shall have the option to change the Cash Number and the Stock Number to more closely follow the actual elections of CNB shareholders pursuant to this Article 2, so long as such modification to the Cash Number and the Stock Number does not prevent the condition set forth in Section 7.1(d) from being satisfied.

2.3 Election. Subject to allocation in accordance with the provisions of this Article, each record holder of shares of CNB Common Stock issued and outstanding immediately prior to the Election Deadline (as defined in Section 3.1(i)) will be entitled, in accordance with Section 3.1, (i) to elect to receive in respect of each such share (A) Cash Consideration (a "Cash Election") or (B) Stock Consideration (a "Stock Election") or (ii) to indicate that such record holder has no preference as to the receipt of Cash Consideration or Stock Consideration for all such shares held by such holder (a "Non-Election"). Shares of CNB Common Stock in respect of which a Non-Election is made or as to which no election is made (collectively, "Non-Election Shares") shall be deemed by FNB to be shares in respect of which Cash Elections or Stock Elections have been made, as FNB shall determine.

2.4 Allocation of Cash Election Shares. In the event that the aggregate number of shares in respect of which Cash Elections have been made (the "Cash Election Shares") exceeds the Cash Number, all shares of CNB Common Stock in respect of which Stock Elections have been made (the "Stock Election Shares") and all Non-Election Shares will be converted into the right to receive Stock Consideration (and cash in lieu of fractional interests in accordance with Section 3.3), and Cash Election Shares will be converted into the right to receive Cash Consideration or Stock Consideration in the following manner:

     (i) the number of Cash Election Shares covered by each Form of Election (as defined in Section 3.1(i)) to be converted into Cash Consideration will be determined by multiplying the number of Cash Election Shares covered by such Form of Election by a fraction, (A) the numerator of which is the Cash Number and (B) the denominator of which is the aggregate number of Cash Election Shares rounded down to the nearest whole number; and

     (ii) all Cash Election Shares not converted into Cash
Consideration in accordance with Section 2.4(i) will be converted into the right to receive Stock Consideration (and cash in lieu of fractional interests in accordance with Section 3.3).

2.5 Allocation of Stock Election Shares. In the event that the aggregate number of Stock Election Shares exceeds the Stock Number, all Cash Election Shares and all Non-Election Shares (together, the " Cash Shares") will be converted into the right to receive Cash

Consideration, and all Stock Election Shares will be converted into the right to receive Cash Consideration or Stock Consideration in the following manner:

     (i) the number of Stock Election Shares covered by each Form of Election to be converted into Cash Consideration will be determined by multiplying the number of Stock Election Shares covered by such Form of Election by a fraction, (A) the numerator of which is the Cash Number less the number of Cash Shares and
(B) the denominator of which is the aggregate number of  Stock
Election Shares, rounded down to the nearest whole number; and

     (ii) all  Stock Election Shares not converted into  Cash
Consideration in accordance with Section 2.5(i) will be converted into the right to receive Stock Consideration (and cash in lieu of fractional interests in accordance with Section 3.3).

2.6   No Allocation.  In the event that neither Section 2.4 nor
Section 2.5 is applicable, all Cash Election Shares will be converted into the right to receive Cash Consideration, all Stock Election Shares will be converted into the right to receive Stock Consideration (and cash in lieu of fractional interests in accordance with Section 3.3) and Non-Election Shares will be converted into the right to receive Cash Consideration or Stock Consideration (and cash in lieu of fractional interests in accordance with Section 3.3) as FNB shall determine.

2.7   Computations.  The Exchange Agent (as defined in Section
3.1(i)) will make all computations to give effect to this Article 2.

2.8 Cancellation of Shares. As of the Effective Date of the Merger, all such shares of CNB Common Stock will no longer be outstanding and automatically be cancelled and retired and will cease to exist and each holder of a certificate formerly representing any such shares of CNB Common Stock (a "CNB Certificate") will cease to have any rights with respect thereto, except the right to receive Merger Consideration and any additional cash in lieu of fractional shares of FNB Common Stock to be issued or paid in consideration therefor upon surrender of such CNB Certificate in accordance with Article 3, without interest.

2.9 Outstanding Options for CNB Common Stock. At the Effective Date, all rights with respect to CNB Common Stock pursuant to stock options ("CNB Options") granted by CNB under a CNB stock option plan which are outstanding on the Effective Date shall be treated as follows: (i) fifty percent (50%) of the CNB Options held by a holder thereof shall be converted into and become rights with respect to FNB Common Stock as provided in Section 6.1 and (ii) with respect to the remaining fifty percent (50%) of such CNB Options held by such holder, the amount by which $10.60 exceeds the exercise price for such options will be converted into Cash Consideration or Stock Consideration as provided in Sections 2.1 through 2.8 of this Article 2 so long as such conversion does not prevent the condition set forth in Section 7.1(d) from being satisfied.

                                   ARTICLE 3
                              Manner of Exchange

3.1   Exchange Procedures.

     (i) Not more than 60 days nor fewer than 30 days prior to the Effective Date, FNB, acting as the exchange agent ("Exchange Agent"), will mail a form of election (the "Form of Election") to each shareholder of record of CNB as of a record date as close as practicable to the date of mailing and mutually agreed to by CNB and FNB. In addition, the Exchange Agent will use its best efforts to make the Form of Election available to the persons who become shareholders of CNB during the period between such record date and the Effective Date. Any election to receive Merger Consideration will have been properly made only if the Exchange Agent shall have received on the fifth business day immediately preceding the Effective Date (the "Election Deadline"), a Form of Election properly completed and accompanied by a CNB Certificate ("Certificate(s)") for the shares to which such Form of Election relates, acceptable for transfer on the books of CNB (or an appropriate guarantee of delivery), as set forth in such Form of Election. An election may be revoked only by written notice received by the Exchange Agent prior to 5:00 p.m. on the Election Deadline. If an election is so revoked, the Certificate(s) (or guarantee of delivery, as appropriate) to which such election relates will be promptly returned to the person submitting the same to the Exchange Agent.

     (ii) As soon as reasonably practicable after the Effective Date, the Exchange Agent will mail to each holder of record of a Certificate, whose shares of CNB Common Stock were converted into the right to receive Merger Consideration and those who failed to return a properly completed Form of Election, (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Exchange Agent and will be in such form and have such other provisions as the Exchange Agent may specify consistent with this Agreement) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration.

     (iii) With respect to properly made elections in accordance with Section 3.1(i), and upon surrender in accordance with Section 3.1(ii) of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate will be entitled to receive in exchange therefor the Merger Consideration that such holder has the right to receive pursuant to the provisions of Article 2, and the Certificate so surrendered will forthwith be canceled. In the event of a transfer of ownership of Shares that are not registered in the transfer records of CNB, as the case may be, payment may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate is properly endorsed or otherwise in proper form for transfer and the person requesting such issuance pays any transfer or other taxes required by reason of such payment to a person other than the registered holder of such Certificate or establishes to the satisfaction of FNB that such tax has been paid or is not applicable. Until surrendered as contemplated by this

Section 3.1, each Certificate will be deemed at any time after the Effective Date to represent only the right to receive upon such surrender the Merger Consideration that the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of Article 2. No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of Article 2.

3.2 Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to the shares of CNB Common Stock with a record date after the Effective Date shall be paid to the holder of any unsurrendered Certificate with respect to the shares of CNB Common Stock represented thereby, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to
Section 3.3. Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the Certificate representing whole shares of CNB Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of CNB Common Stock to which such holder is entitled pursuant to Section 3.3, and (ii) the amount of dividends or other distributions, if any, with a record date after the Effective Date.

3.3 No Fractional Securities. No FNB Certificates or scrip representing fractional shares of FNB Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional shares shall not entitle the owner thereof to vote or to any other rights of a holder of FNB Common Stock. A holder of Shares converted in the Merger who would otherwise have been entitled to a fractional share of FNB Common Stock shall be entitled to receive a cash payment (without interest) in lieu of such fractional share in an amount determined by multiplying (i) the fractional share interest to which such holder would otherwise be entitled by (ii) the Market Value of FNB Common Stock.

3.4 Certain Adjustments. If, after the date hereof and on or prior to the Closing Date, the outstanding shares of CNB Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities is declared thereon with a record date within such period, or any similar event shall occur, the Merger Consideration will be adjusted accordingly to provide to the holders of CNB Common Stock, respectively, the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend or similar event.

3.5 Rights of Dissenting Shareholders. Shareholders of CNB who object to the Merger will be entitled to the rights and remedies set forth in sections 13.1-729 through 13.1-741 of the Virginia Stock Corporation Act.


                                   ARTICLE 4
                        Representation and Warranties

    4.1 Representations and Warranties of CNB. CNB represents and warrants to FNB as follows:

         (a) Organization, Standing and Power. (1) CNB is a corporation duly organized, validly existing and in good standing under the laws of Virginia. It has all requisite corporate power and authority to carry on its business as now being conducted and to own and operate its assets, properties and business, and CNB has the corporate power and authority to execute and deliver this Agreement and perform the respective terms of this Agreement and Plan of Merger. CNB is duly registered as a bank holding company under the Bank Holding Company Act of 1956. Community National Bank is the only subsidiary of CNB and is wholly-owned by it, and is a national banking association, duly organized, validly existing and in good standing under the laws of the United States, is in compliance in all material respects with all rules and regulations promulgated by any relevant regulatory authority, has all requisite corporate power and authority to carry on its business as now being conducted and to own and operate its assets, properties and business, is an "insured bank" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and its deposits are insured to the fullest extent allowed by law by the Bank Insurance Fund of the Federal Deposit Insurance Corporation.

      (2)  Neither CNB nor Community National (collectively with
CNB, the "CNB Companies") owns any equity securities of any other corporation or entity.

             (b) Authority. (1) The execution and delivery of this Agreement and the Plan of Merger and the consummation of the Merger have been duly and validly authorized by all necessary corporate action on the part of CNB, except the approval of shareholders. The Agreement represents the legal, valid, and binding obligation of CNB, enforceable against CNB in accordance with its terms (except in all such cases as enforceability may be limited by applicable bankruptcy, insolvency, merger, moratorium or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

        (2) Neither the execution and delivery of the Agreement, the consummation of the transactions contemplated therein, nor the compliance by CNB with any of the provisions thereof will (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of CNB,
(ii) except as Previously Disclosed, constitute or result in the breach of any term, condition or provision of, or constitute default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon, any property or assets of the CNB Companies pursuant to (A) any note, bond, mortgage, indenture, or (B) any material license, agreement, lease or other instrument or obligation, to which any of the CNB Companies is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to the receipt of the requisite approvals referred to in Section 4.7, violate any order, writ, injunction, decree, statute, rule or regulation applicable to any of the CNB Companies or any of their properties or assets.

         (c) Capital Structure. The authorized capital stock of CNB consists of 10,000,000 shares of common stock, par value $5.00 per share ("CNB Common Stock), of which 926,399 shares are issued and outstanding, fully paid and nonassessable, not subject to shareholder preemptive rights, and not issued in violation of any agreement to which CNB is a party or otherwise bound, or of any registration or qualification provisions of any federal or state securities laws and outstanding options to purchase 231,833 shares of CNB Common Stock; 1,000,000 shares of preferred stock, par value $1.00 per share ("CNB Preferred Stock"), none of which shares are issued and outstanding. Except as Previously Disclosed, there are no outstanding understandings or commitments of any character pursuant to which CNB and any of the CNB Companies could be required or expected to issue shares of capital stock.

           (d) Ownership, Capital Structure, and Organization of Community National. (1) CNB does not own, directly or indirectly, 5% or more of the outstanding capital stock or other voting securities of any corporation, bank or other organization actively engaged in business except Community National. The outstanding shares of capital stock of Community National have been duly authorized and are validly issued, and are fully paid and nonassessable and all such shares are owned by CNB free and clear of all liens, claims and encumbrances and were not issued in violation of any agreement or of any regulation or qualification provisions of federal or state securities laws.
No rights are authorized, issued or outstanding with respect to the capital stock of Community National and there are no agreements, understandings or commitments relating to the right of CNB to vote or to dispose of said shares. None of the shares of capital stock of Community National has been issued in violation of the preemptive rights of any person.

          (2) Community National is a duly organized association, validly existing and in good standing under applicable laws. Community National (i) has full corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted except where the absence of such power or authority would not have a material adverse effect on the financial condition, results of operations or business of CNB on a consolidated basis, and (ii) is duly qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification and where failure to do qualify would have a material adverse effect on the financial condition, results of operations or business of CNB on a consolidated basis. Community National has all federal, state, local and foreign governmental authorizations and licenses necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted, except where failure to obtain such authorization or license would not have a material adverse effect on its business.

         (e) Financial Statements. CNB's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, and all other documents filed or to be filed subsequent to December 31, 1999 under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act"), in the form filed with the SEC (in each such case, the "CNB Financial Statements") did not and will not contain any untrue statement of a material fact or omit to state a material face required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into the CNB Financial Statements (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in the CNB Financial Statements (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied to banks and bank holding companies during the periods involved, except as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements.

            (f) Absence of Undisclosed Liabilities. At December 31, 1999, and at any subsequent date reflected in such Financial Statements, none of the CNB Companies had any obligation or liability (contingent or otherwise) of any nature which were not reflected in the CNB Financial Statements, except for those which in the aggregate are immaterial or have been Previously Disclosed.

            (g) Legal Proceedings; Compliance with Laws. Except as Previously Disclosed, there are no actions, suits or proceedings instituted or pending or, to the best knowledge of CNB's management, threatened or probable of assertion against any of the CNB Companies, or against any property, asset, interest or right of any of them, that are reasonably expected to have, either individually or in the aggregate, a material adverse effect on the financial condition of CNB on a consolidated basis or that are reasonably expected to threaten or impede the consummation of the transactions contemplated by this Agreement. None of the CNB Companies is a party to any agreement or instrument or subject to any judgment, order, writ, injunction, decree or rule that might reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business or prospects of CNB on a consolidated basis. Except as Previously Disclosed, as of the date of this Agreement, none of the CNB Companies nor any of their properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any federal or state governmental agency or authority charged with the supervision or regulation of depository institutions or mortgage lenders or engaged in the insurance of deposits which restricts or purports to restrict in any material respect the conduct of the business of it or any of its subsidiaries or properties, or in any manner relates to the capital, liquidity, credit policies or management of it; and except as Previously Disclosed, none of the CNB Companies has been advised by any such regulatory authority that such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission. To the best knowledge of CNB, the CNB Companies have complied in all material respects with all laws, ordinances, requirements, regulations or orders applicable to its business (including environmental laws, ordinances, requirements, regulations or orders).

            (h) Regulatory Approvals. CNB knows of no reason why the regulatory approvals referred to in Section 7.1(b) should not be obtained without the imposition of any condition of the type referred to in Section 7.1(b).

            (i) Labor Relations. None of the CNB Companies is a party to, or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of a proceeding asserting that is has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it, pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in any other organizational activity.

            (j) Tax Matters. The CNB Companies have filed all federal, state, and local tax returns and reports required to be filed, and all taxes shown by such returns to be due and payable have been paid or are reflected as a liability in the CNB Financial Statements or are being contested in good faith and have been Previously Disclosed. Except to the extent that liabilities therefor are specifically reflected in the CNB Financial Statements, there are no federal, state or local tax liabilities of the CNB Companies other than liabilities that have arisen since December 31, 1999, all of which have been properly accrued or otherwise provided for on the books and records of the CNB Companies. Except as Previously Disclosed, no tax return or report of any of the CNB Companies is under examination by any taxing authority or the subject of any administrative or judicial proceeding, and no unpaid tax deficiency has been asserted against any of the CNB Companies by any taxing authority.

           (k) Property. Except as disclosed or reserved against in the CNB Financial Statements, all of the CNB Companies have good and marketable title free and clear of all material liens, encumbrances, charges, defaults or equities of whatever character to all of the material properties and assets, tangible or intangible, reflected in the CNB Financial Statements as being owned by the CNB Companies as of the dates thereof. To the best knowledge of CNB, all buildings, and all fixtures, equipment, and other property and assets which are material to its business on a consolidated basis, held under leases or subleases by the CNB Companies are held under valid instruments enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, merger, moratorium and similar laws. The buildings, structures, and appurtenances owned, leased, or occupied by the CNB Companies are, to the best knowledge of CNB, in good operating condition, in a state of good maintenance and repair and (i) comply with applicable zoning and other municipal laws and regulations, and (ii) there are no defects therein.

         (l) Reports. Since January 1, 1998, the CNB Companies have filed all reports and statements, together with any amendments required to be made with respect thereto, that were required to be filed with the SEC, the Federal Reserve, the SCC, and any other governmental or regulatory authority or agency having jurisdiction over their operations.

         (m) Employee Benefit Plans. (1) CNB will deliver for FNB's review, as soon as practicable, true and complete copies of all material pension, retirement, profit-sharing, deferred compensation, stock option, bonus, vacation or other material incentive plans or agreements, all material medical, dental or other health plans, all cafeteria or flexible benefits plans, all life insurance plans and all other material employee benefit plans or fringe benefit plans and any related trust or other funding instrument, including, without limitation, all "employee benefit plans" as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), currently adopted, maintained by, sponsored in whole or in part by, or contributed to by CNB or Community National for the benefit of current or former employees, retirees or other beneficiaries eligible to participate (collectively, the "CNB Benefit Plans"). No CNB Benefit Plan is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA. No CNB Benefit Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA or a plan subject to the minimum funding standards of Section 302 of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the "IRC").

                   (2) Except as Previously Disclosed, all CNB Benefit Plans are in compliance with the applicable terms of ERISA, the IRC and any other applicable laws, rules and regulations the breach or violation of which could result in a material liability to CNB on a consolidated basis. In the case of any plan intended to be qualified under IRC Section 401, compliance with such qualification requirements shall mean the receipt of a current, favorable determination letter from the Internal Revenue Service based on laws changes effective through 1994 and operation of the plan in accordance with its terms or in accordance with any subsequently enacted law for which the remedial amendment period has not yet ended.

              (n) Investment Securities. Except as Previously Disclosed and except for pledges to secure public and trust deposits and obligations under agreements pursuant to which any of the CNB Companies has sold securities subject to an obligation to repurchase, none of the investment securities reflected in the CNB Financial Statements is subject to any restriction, contractual, statutory, or otherwise, which would impair materially the ability of the holder of such investment to dispose freely of any such investment at any time.

            (o) Certain Contracts. (1) Except as Previously Disclosed, neither CNB nor any CNB subsidiary is a party to, or is bound by, (i) any material agreement, arrangement or commitment, (ii) any agreement, indenture or other instrument relating to the borrowing of money by CNB or Community National or the guarantee by CNB or Community National of any such obligation,
(iii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election, retention in office or severance of any present or former director or officer, (iv) any agreement to make loans or for the provision, purchase or sale of goods, services or property between CNB or Community National and any director or officer of CNB or Community National, or any member of the immediate family or affiliate of any of the foregoing, or (v) any agreement between CNB or Community National and any 5% or more shareholder of CNB; in each case other than agreements entered into in the ordinary course of the banking business of CNB or Community National consistent with past practice.

             (2) Neither CNB or Community National, nor to the knowledge of CNB, the other party thereto, is in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument whether entered into in the ordinary course of business or otherwise, nor has there occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, other than defaults of loan agreements by borrowers from CNB or Community National in the ordinary course of its business.

             (p) Insurance. A complete list of all policies or binders of fire, liability, product liability, workmen's compensation, vehicular and other insurance held by or on behalf of the CNB Companies has previously been furnished to FNB and all such policies or binders are valid and enforceable in accordance with their terms, are in full force and effect, and insure against risks and liabilities to the extent and in the manner customary for the industry and are deemed appropriate and sufficient by CNB. The CNB Companies are not in default with respect to any provision contained in any such policy or binder and have not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. None of the CNB Companies has received notice of cancellation or non-renewal of any such policy or binder. None of the CNB Companies has knowledge of any inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts or the occurrence of any event that is reasonably likely to form the basis for any material claim against it not fully covered (except to the extent of any applicable deductible) by the policies or binders referred to above. None of the CNB Companies has received notice from any of its insurance carriers that any insurance premiums will be increased materially in the future or that any such insurance coverage will not be available in the future on substantially the same terms as now in effect.

             (q) Loans, OREO, and Allowance for Loan Losses. (1) Except as Previously Disclosed, and except for matters which individually or in the aggregate, do not materially adversely affect the Merger or the financial condition of CNB, to CNB's best knowledge each loan reflected as an asset in the CNB Financial Statements or the financial statements of Community National
(i) is evidenced by notes, agreements, or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. All loans and extensions of credit which are subject to regulation of the Federal Reserve which have been made by CNB and Community National comply therewith.

                  (2) The classification on the books and records of CNB and Community National of loans and/or non-performing assets as nonaccrual, troubled debt restructuring, OREO or other similar classification, complies in all material respects with generally accepted accounting principles and applicable regulatory accounting principles.

                  (3) Except for liens, security interests, claims, charges, or such other encumbrances as have been appropriately reserved for in the CNB Financial Statements or are not material, title to the OREO is good and marketable, and there are no adverse claims or encumbrances on the OREO. All title, hazard and other insurance claims and mortgage guaranty claims with respect to the OREO have been timely filed and neither CNB nor Community National has been received any notice of denial of any such claim.

                  (4) CNB and Community National are in possession of all of the OREO or, if any of the OREO remains occupied by the mortgagor, eviction or summary proceedings have been commenced or rental arrangements providing for market rental rates have been agreed upon and CNB and/or Community National are diligently pursuing such eviction of summary proceedings or such rental arrangements. Except as Previously Disclosed, no legal proceeding or quasi-legal proceeding is pending or, to the knowledge of CNB and Community National, threatened concerning any OREO or any servicing activity or omission to provide a servicing activity with respect to any of the OREO.

                  (5) Except as Previously Disclosed, all loans made by any of the CNB Companies to facilitate the disposition of OREO are performing in accordance with their terms.

                  (6) The allowance for possible loan losses shown on the CNB Financial Statements was, and the allowance for possible loan losses shown on the financial statements of CNB as of dates subsequent to the execution of this Agreement will be, in each case as of the dates thereof, adequate in all material respects to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) of the CNB Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by CNB.

           (r) Absence of Material Changes and Events. Since December 31, 1999, there has not been any material adverse change in the condition (financial or otherwise), aggregate assets or liabilities, cash flow, earnings or business or CNB, and CNB has conducted its business only in the ordinary course consistent with past practice.

           (s) Statements True and Correct. None of the information supplied or to be supplied by CNB for inclusion in the Registration Statement, the Proxy Statement/Prospectus or any other document to be filed with the SEC or any other regulatory authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and, in the case of the Registration Statement, when it becomes effective and with respect to the Proxy Statement/Prospectus, when first mailed to CNB shareholders, be false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Proxy Statement/Prospectus or any supplement thereto, at the time of the CNB Shareholders' Meeting, be false or misleading with respect to any material fact or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the CNB Shareholders' Meeting. All documents that CNB is responsible for filing with the SEC or any other regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law, including applicable provisions of federal and state securities law.

             (t) Brokers and Finders. Neither CNB nor Community National, nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein, except for Davenport & Company, LLC.

             (u) Repurchase Agreements. With respect to all agreements pursuant to which CNB or Community National has purchased securities subject to an agreement to resell, if any, CNB or Community National, as the case may be, has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

            (v) Trust Accounts. Community National does not provide trust services.

            (w) Environmental Matters. (1) Except as Previously Disclosed, to the best of CNB's knowledge, neither CNB nor Community National owns or leases any properties affected by toxic waste, radon gas or other hazardous conditions or constructed in part with the use of asbestos. Each of CNB and Community National is in substantial compliance with all Environmental Laws applicable to real or personal properties in which it has a direct fee ownership or, with respect to a direct interest as lessee, applicable to the leasehold premises or, to the best knowledge of CNB and Community National, the premises on which the leasehold is situated. Neither CNB nor Community National has received any Communication alleging that CNB or Community National is not in such compliance and, to the best knowledge of CNB and Community National, there are no present circumstances (including Environmental Laws that have been adopted but are not yet effective) that would prevent or interfere with the continuation of such compliance.

                  (2) There are no legal, administrative, arbitral or other claims, causes of action or governmental investigations of any nature, seeking to impose, or that could result in the imposition, on CNB and Community National of any liability arising under any Environmental Laws pending or, to the best knowledge of CNB and Community National, threatened against (A) CNB or Community National, (B) any person or entity whose liability for any Environmental Claim, CNB or Community National has or may have retained or assumed either contractually or by operation of law, or (C)any real or personal property which CNB or Community National owns or leases, or has been or is judged to have managed or to have supervised or participated in the management of, which liability might have a material adverse effect on the business, financial condition or results of operations of CNB. CNB and Community National are not subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

                  (3) To the best knowledge of CNB and Community National, there are no legal, administrative, arbitral or other proceedings, or

Environmental Claims or other claims, causes of action or governmental investigations of any nature, seeking to impose, or that could result in the imposition, on CNB or Community National of any liability arising under any Environmental Laws pending or threatened against any real or personal property in which CNB or Community National holds a security interest in connection with a loan or a loan participation which liability might have a material adverse effect on the business, financial condition or results of operations of CNB. CNB and Community National are not subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

                 (4) With respect to all real and personal property owned or leased by CNB or Community National, other than OREO, CNB has made available to FNB copies of any environmental audits, analyses and surveys that have been prepared relating to such properties. With respect to all OREO held by CNB or Community National and all real or personal property which CNB or Community National has been or is judged to have managed or to have supervised or participated in the management of, CNB has made available to FNB the information relating to such OREO available to CNB. CNB and Community National are in compliance in all material respects with all recommendations contained in any environmental audits, analyses and surveys relating to any of the properties, real or personal, described in this subsection (4).

                  (5) There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Materials of Environmental Concern, that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Laws currently in effect or adopted but not yet effective against CNB or Community National or against any person or entity whose liability for any Environmental Claim CNB or Community National has or may have retained or assumed either contractually or by operation of law.

   .2 Representations and Warranties of FNB. FNB represents and warrants to CNB as follows:

         (a) Organization, Standing and Power. (1) FNB is a corporation duly organized, validly existing and in good standing under the laws of Virginia. It has all requisite corporate power and authority to carry on its business as now being conducted and to own and operate its assets, properties and business, and FNB has the corporate power and authority to execute and deliver this Agreement and perform the respective terms of this Agreement and Plan of Merger. FNB is duly registered as a bank holding company under the Bank Holding Company Act of 1956. First National Bank, a wholly owned subsidiary of FNB, is a national banking association, duly organized, validly existing and in good standing under the laws of the United States, is in compliance in all material respects with all rules and regulations promulgated by any relevant regulatory authority, it has all requisite corporate power and authority to carry on its business as now being conducted and to own and operate its assets, properties and business, is an "insured bank" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder and its deposits are insured to the fullest extent allowed by law by the Bank Insurance Fund of the Federal Deposit Insurance Corporation.

                  (2) FNB has Previously Disclosed its subsidiary corporations (and the subsidiaries thereof) (the "FNB Subsidiaries" and, collectively with FNB, the "FNB Companies"). Except as Previously Disclosed, none of the FNB Companies owns any equity securities of any other corporation or entity.

             (b) Authority. (1) The execution and delivery of this Agreement and the Plan of Merger and the consummation of the Merger have been duly and validly authorized by all necessary corporate action on the part of FNB, except the approval of shareholders. The Agreement represents the legal, valid, and binding obligation of FNB, enforceable against FNB in accordance with its terms (except in all such cases as enforceability may be limited by applicable bankruptcy, insolvency, merger, moratorium or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                  (2) Neither the execution and delivery of the Agreement, the consummation of the transactions contemplated therein, nor the compliance by FNB with any of the provisions thereof will (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of FNB,
(ii) except as Previously Disclosed, constitute or result in the breach of any term, condition or provision of, or constitute default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon, any property or assets of the FNB Companies pursuant to (A) any note, bond, mortgage, indenture, or (B) any material license, agreement, lease or other instrument or obligation, to which any of the FNB Companies is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to the receipt of the requisite approvals referred to in Section 4.7, violate any order, writ, injunction, decree, statute, rule or regulation applicable to any of the FNB Companies or any of their properties or assets.

             (c) Capital Structure. The authorized capital stock of FNB consists of: 10,000,000 shares of common stock, par value $5.00 per share ("FNB Common Stock), of which 4,097,266 shares are issued and outstanding, fully paid and nonassessable, not subject to shareholder preemptive rights, and not issued in violation of any agreement to which FNB is a party or otherwise bound, or of any registration or qualification provisions of any federal or state securities laws. The shares of FNB Common Stock to be issued in exchange for shares of CNB Common Stock upon consummation of the Merger will have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and subject to no preemptive rights. Except as Previously Disclosed, there are no outstanding understandings or commitments of any character pursuant to which FNB and any of the FNB Companies could be required or expected to issue shares of capital stock.

            (d) Ownership of the FNB Subsidiaries; Capital Structure of FNB Subsidiaries; and Organization of the FNB Subsidiaries. (1) FNB does not own, directly or indirectly, 5% or more of the outstanding capital stock or other voting securities of any corporation, bank or other organization actively engaged in business except as Previously Disclosed. The outstanding shares of capital stock of each FNB Subsidiary have been duly authorized and are validly issued, and are fully paid and nonassessable and all such shares are owned by FNB or an FNB Subsidiary free and clear of all liens, claims and encumbrances and were not issued in violation of any agreement or of any regulation or qualification provisions of federal or state securities laws. No rights are authorized, issued or outstanding with respect to the capital stock of any FNB Subsidiary and there are no agreements, understandings or commitments relating to the right of FNB to vote or to dispose of said shares. None of the shares of capital stock of any FNB Subsidiary has been issued in violation of the preemptive rights of any person.

                  (2) Each FNB Subsidiary is a duly organized corporation or association, validly existing and in good standing under applicable laws.
Each FNB Subsidiary (i) has full corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted except where the absence of such power or authority would not have a material adverse effect on the financial condition, results of operations or business of FNB on a consolidated basis, and (ii) is duly qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification and where failure to do qualify would have a material adverse effect on the financial condition, results of operations or business of FNB on a consolidated basis. Each FNB Subsidiary has all federal, state, local and foreign governmental authorizations and licenses necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted, except where failure to obtain such authorization or license would not have a material adverse effect on the business of such FNB Subsidiary.

           (e) Financial Statements. FNB's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, and all other documents filed or to be filed subsequent to December 31, 1999 under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act"), in the form filed with the SEC (in each such case, the "FNB Financial Statements") did not and will not contain any untrue statement of a material fact or omit to state a material face required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into the FNB Financial Statements (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in the FNB Financial Statements (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied to banks and bank holding companies during the periods involved, except as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements.

            (f) Absence of Undisclosed Liabilities. At December 31, 1999, and at any subsequent date reflected in such Financial Statements, none of the FNB Companies had any obligation or liability (contingent or otherwise) of any nature which were not reflected in the FNB Financial Statements, except for those which in the aggregate are immaterial or have been Previously Disclosed.

            (g) Legal Proceedings; Compliance with Laws. Except as Previously Disclosed, there are no actions, suits or proceedings instituted or pending or, to the best knowledge of FNB's management, threatened or probable of assertion against any of the FNB Companies, or against any property, asset, interest or right of any of them, that are reasonably expected to have, either individually or in the aggregate, a material adverse effect on the financial condition of FNB on a consolidated basis or that are reasonably expected to threaten or impede the consummation of the transactions contemplated by this Agreement. None of the FNB Companies is a party to any agreement or instrument or subject to any judgment, order, writ, injunction, decree or rule that might reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business or prospects of FNB on a consolidated basis. Except as Previously Disclosed, as of the date of this Agreement, none of the FNB Companies nor any of their properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any federal or state governmental agency or authority charged with the supervision or regulation of depository institutions or mortgage lenders or engaged in the insurance of deposits which restricts or purports to restrict in any material respect the conduct of the business of it or any of its subsidiaries or properties, or in any manner relates to the capital, liquidity, credit policies or management of it; and except as Previously Disclosed, none of the FNB Companies has been advised by any such regulatory authority that such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission. To the best knowledge of FNB, the FNB Companies have complied in all material respects with all laws, ordinances, requirements, regulations or orders applicable to its business (including environmental laws, ordinances, requirements, regulations or orders).

            (h) Regulatory Approvals. FNB knows of no reason why the regulatory approvals referred to in Section 7.1(b) should not be obtained without the imposition of any condition of the type referred to in Section 7.1(b).

            (i) Labor Relations. None of the FNB Companies is a party to, or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of a proceeding asserting that is has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it, pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in any other organizational activity.

            (j) Tax Matters. The FNB Companies have filed all federal, state, and local tax returns and reports required to be filed, and all taxes shown by such returns to be due and payable have been paid or are reflected as a liability in the FNB Financial Statements or are being contested in good faith and have been Previously Disclosed. Except to the extent that liabilities therefor are specifically reflected in the FNB Financial Statements, there are no federal, state or local tax liabilities of the FNB Companies other than liabilities that have arisen since December 31, 1999, all of which have been properly accrued or otherwise provided for on the books and records of the FNB Companies. Except as Previously Disclosed, no tax return or report of any of the FNB Companies is under examination by any taxing authority or the subject of any administrative or judicial proceeding, and no unpaid tax deficiency has been asserted against any of the FNB Companies by any taxing authority.

                 (k) Property. Except as disclosed or reserved against in the FNB Financial Statements, all of the FNB Companies have good and marketable title free and clear of all material liens, encumbrances, charges, defaults or equities of whatever character to all of the material properties and assets, tangible or intangible, reflected in the FNB Financial Statements as being owned by the FNB Companies as of the dates thereof. To the best knowledge of FNB, all buildings, and all fixtures, equipment, and other property and assets which are material to its business on a consolidated basis, held under leases or subleases by the FNB Companies are held under valid instruments enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, merger, moratorium and similar laws. The buildings, structures, and appurtenances owned, leased, or occupied by the FNB Companies are, to the best knowledge of FNB, in good operating condition, in a state of good maintenance and repair and (i) comply with applicable zoning and other municipal laws and regulations, and (ii) there are no latent defects therein.

            (l) Reports. Since January 1, 1998, the FNB Companies have filed all reports and statements, together with any amendments required to be made with respect thereto, that were required to be filed with the SEC, the Federal Reserve, the SCC, and any other governmental or regulatory authority or agency having jurisdiction over their operations.

            (m) Employee Benefit Plans. (1) FNB will deliver for CNB's review, as soon as practicable, true and complete copies of all material pension, retirement, profit-sharing, deferred compensation, stock option, bonus, vacation or other material incentive plans or agreements, all material medical, dental or other health plans, all cafeteria or flexible benefits plans, all life insurance plans and all other material employee benefit plans or fringe benefit plans and any related trust or other funding instrument, including, without limitation, all "employee benefit plans" as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), currently adopted, maintained by, sponsored in whole or in part by, or contributed to by FNB or any FNB Subsidiary for the benefit of current or former employees, retirees or other beneficiaries eligible to participate (collectively, the "FNB Benefit Plans"). Any of the FNB Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "FNB ERISA

Plan." No FNB Benefit Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA.

                  (2) Except as Previously Disclosed, all FNB Benefit Plans are in compliance with the applicable terms of ERISA and the Internal Revenue Code of 1986, as amended (the "IRC") and any other applicable laws, rules and regulations the breach or violation of which could result in a material liability to FNB on a consolidated basis. In the case of any plan intended to be qualified under IRC Section 401, compliance with such qualification requirements shall mean the receipt of a current, favorable determination letter from the Internal Revenue Service based on laws changes effective through 1994 and operation of the plan in accordance with its terms or in accordance with any subsequently enacted law for which the remedial amendment period has not yet ended.

                    (3) No FNB ERISA Plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in
Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan was terminated in accordance with all applicable legal requirements.

            (n) Investment Securities. Except for pledges to secure public and trust deposits and obligations under agreements pursuant to which any of the FNB Companies has sold securities subject to an obligation to repurchase, none of the investment securities reflected in the FNB Financial Statements is subject to any restriction, contractual, statutory, or otherwise, which would impair materially the ability of the holder of such investment to dispose freely of any such investment at any time.

            (o) Certain Contracts. (1) Except as Previously Disclosed, neither FNB nor any FNB subsidiary is a party to, or is bound by, (i) any material agreement, arrangement or commitment, (ii) any agreement, indenture or other instrument relating to the borrowing of money by FNB or any FNB Subsidiary or the guarantee by FNB or any FNB Subsidiary of any such obligation, (iii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election, retention in office or severance of any present or former director or officer, (iv) any agreement to make loans or for the provision, purchase or sale of goods, services or property between FNB or any FNB Subsidiary and any director or officer of FNB or any FNB Subsidiary, or any member of the immediate family or affiliate of any of the foregoing, or (v) any agreement between FNB or any FNB Subsidiary and any 5% or more shareholder of FNB; in each case other than agreements entered into in the ordinary course of the banking business of FNB or a FNB Subsidiary consistent with past practice.

                  (2) Neither FNB or any FNB Subsidiary, nor to the knowledge of FNB, the other party thereto, is in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument whether entered into in the ordinary course of business or otherwise, nor has there occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, other than defaults of loan agreements by borrowers from FNB or a FNB Subsidiary in the ordinary course of its business.


           (p) Insurance. A complete list of all policies or binders of fire, liability, product liability, workmen's compensation, vehicular and other insurance held by or on behalf of the FNB Companies has previously been furnished to CNB and all such policies or binders are valid and enforceable in accordance with their terms, are in full force and effect, and insure against risks and liabilities to the extent and in the manner customary for the industry and are deemed appropriate and sufficient by FNB. The FNB Companies are not in default with respect to any provision contained in any such policy or binder and have not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. None of the FNB Companies has received notice of cancellation or non-renewal of any such policy or binder. None of the FNB Companies has knowledge of any inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts or the occurrence of any event that is reasonably likely to form the basis for any material claim against it not fully covered (except to the extent of any applicable deductible) by the policies or binders referred to above. None of the FNB Companies has received notice from any of its insurance carriers that any insurance premiums will be increased materially in the future or that any such insurance coverage will not be available in the future on substantially the same terms as now in effect.

         (q) Loans, OREO, and Allowance for Loan Losses. (1) Except as Previously Disclosed, and except for matters which individually or in the aggregate, do not materially adversely affect the Merger or the financial condition of FNB, to FNB's best knowledge each loan reflected as an asset in the FNB Financial Statements or the financial statements of any FNB Subsidiary
(i) is evidenced by notes, agreements, or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. All loans and extensions of credit which are subject to regulation of the Federal Reserve which have been made by FNB and the FNB Subsidiaries comply therewith.

                   (2) The classification on the books and records of FNB and each FNB Subsidiary of loans and/or non-performing assets as nonaccrual, troubled debt restructuring, OREO or other similar classification, complies in all material respects with generally accepted accounting principles and applicable regulatory accounting principles.

                   (3)Except for liens, security interests, claims, charges, or such other encumbrances as have been appropriately reserved for in the FNB Financial Statements or are not material, title to the OREO is good and marketable, and there are no adverse claims or encumbrances on the OREO. All title, hazard and other insurance claims and mortgage guaranty claims with respect to the OREO have been timely filed and neither FNB nor any FNB Subsidiary has been received any notice of denial of any such claim.

                  (4) FNB and each FNB Subsidiary are in possession of all of the OREO or, if any of the OREO remains occupied by the mortgagor, eviction or summary proceedings have been commenced or rental arrangements providing for market rental rates have been agreed upon and FNB and/or each FNB Subsidiary are diligently pursuing such eviction of summary proceedings or such rental arrangements. Except as Previously Disclosed, no legal proceeding or quasi-legal proceeding is pending or, to the knowledge of FNB and each FNB Subsidiary, threatened concerning any OREO or any servicing activity or omission to provide a servicing activity with respect to any of the OREO.

                  (5) Except as Previously Disclosed, all loans made by any of the FNB Companies to facilitate the disposition of OREO are performing in accordance with their terms.

                  (6) The allowance for possible loan losses shown on the FNB Financial Statements was, and the allowance for possible loan losses shown on the financial statements of FNB as of dates subsequent to the execution of this Agreement will be, in each case as of the dates thereof, adequate in all material respects to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) of the FNB Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by FNB.

            (r) Absence of Material Changes and Events. Since December 31, 1999, there has not been any material adverse change in the condition (financial or otherwise), aggregate assets or liabilities, cash flow, earnings or business or FNB, and FNB has conducted its business only in the ordinary course consistent with past practice.

           (s) Statements True and Correct. None of the information supplied or to be supplied by FNB for inclusion in the Registration Statement, the Proxy Statement/Prospectus or any other document to be filed with the SEC or any other regulatory authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and, in the case of the Registration Statement, when it becomes effective and with respect to the Proxy Statement/Prospectus, when first mailed to CNB shareholders, be false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Proxy Statement/Prospectus or any supplement thereto, at the time of the CNB Shareholders' Meeting, be false or misleading with respect to any material fact or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the CNB Shareholders' Meeting. All documents that FNB is responsible for filing with the SEC or any other regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law, including applicable provisions of federal and state securities law.

            (t) Brokers and Finders. Neither FNB nor any FNB Subsidiary, nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein, except for The Carson Medlin Company.

            (u) Repurchase Agreements. With respect to all agreements pursuant to which FNB or any FNB Subsidiary has purchased securities subject to an agreement to resell, if any, FNB or such FNB Subsidiary, as the case may be, has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

            (v) Administration of Trust Accounts. FNB and FNB Subsidiaries have properly administered, in all respects material and which could reasonably be expected to be material to the business, operations or financial condition of FNB and FNB Subsidiaries, taken as a whole, all accounts for which they act as fiduciaries including but not limited to accounts for which they serve as trustees, agents, custodians, personal representatives, guardians, conservators or investment advisors, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Neither FNB nor a FNB Subsidiary, nor any director, officer or employee of FNB or a FNB Subsidiary has committed any breach of trust with respect to any such fiduciary account which is material to or could reasonably be expected to be material to the business, operations or financial condition of FNB, or a FNB Subsidiary, taken as a whole, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

            (w) Environmental Matters. (1) Except as Previously Disclosed, to the best of FNB's knowledge, neither FNB nor any FNB Subsidiary owns or leases any properties affected by toxic waste, radon gas or other hazardous conditions or constructed in part with the use of asbestos. Each of FNB and the FNB Subsidiaries is in substantial compliance with all Environmental Laws applicable to real or personal properties in which it has a direct fee ownership or, with respect to a direct interest as lessee, applicable to the leasehold premises or, to the best knowledge of FNB and the FNB Subsidiaries, the premises on which the leasehold is situated. Neither FNB nor any FNB Subsidiary has received any Communication alleging that FNB or such FNB Subsidiary is not in such compliance and, to the best knowledge of FNB and the FNB Subsidiaries, there are no present circumstances (including Environmental Laws that have been adopted but are not yet effective) that would prevent or interfere with the continuation of such compliance.

                 (2) There are no legal, administrative, arbitral or other claims, causes of action or governmental investigations of any nature, seeking to impose, or that could result in the imposition, on FNB and the FNB Subsidiaries of any liability arising under any Environmental Laws pending or, to the best knowledge of FNB and the FNB Subsidiaries, threatened against (A) FNB or any FNB Subsidiary, (B) any person or entity whose liability for any Environmental Claim, FNB or any FNB Subsidiary has or may have retained or assumed either contractually or by operation of law, or (C)any real or personal property which FNB or any FNB Subsidiary owns or leases, or has been or is judged to have managed or to have supervised or participated in the management of, which liability might have a material adverse effect on the business, financial condition or results of operations of FNB. FNB and the FNB Subsidiaries are not subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

                (3) To the best knowledge of FNB and the FNB Subsidiaries, there are no legal, administrative, arbitral or other proceedings, or Environmental Claims or other claims, causes of action or governmental investigations of any nature, seeking to impose, or that could result in the imposition, on FNB or any FNB Subsidiary of any liability arising under any Environmental Laws pending or threatened against any real or personal property in which FNB or any FNB Subsidiary holds a security interest in connection with a loan or a loan participation which liability might have a material adverse effect on the business, financial condition or results of operations of FNB. FNB and the FNB Subsidiaries are not subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

                 (4) With respect to all real and personal property owned or leased by FNB or any FNB Subsidiary, other than OREO, FNB has made available to CNB copies of any environmental audits, analyses and surveys that have been prepared relating to such properties. With respect to all OREO held by FNB or any FNB Subsidiary and all real or personal property which FNB or any FNB Subsidiary has been or is judged to have managed or to have supervised or participated in the management of, FNB has made available to CNB the information relating to such OREO available to FNB. FNB and the FNB Subsidiaries are in compliance in all material respects with all recommendations contained in any environmental audits, analyses and surveys relating to any of the properties, real or personal, described in this subsection (4).

                    (5) There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Materials of Environmental Concern, that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Laws currently in effect or adopted but not yet effective against FNB or any FNB Subsidiary or against any person or entity whose liability for any Environmental Claim FNB or any FNB Subsidiary has or may have retained or assumed either contractually or by operation of law.

                                     ARTICLE 5
                        Conduct Prior to the Effective Date

      5.1 Access to Records and Properties. CNB will keep FNB, and FNB will keep CNB advised of all material developments relevant to their respective businesses prior to consummation of the Merger. Prior to the Effective Date, FNB, on the one hand, and CNB on the other, agree to give to the other party reasonable access to all the premises and books and records (including tax returns filed and those in preparation) of it and its subsidiaries and to cause its officers to furnish the other with such financial and operating data and other information with respect to the business and properties as the other shall from time to time request for the purposes of verifying the warranties and representations set forth herein; provided, however, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the respective business of the other.

      5.2 Confidentiality. Between the date of this Agreement and the Effective Date, FNB and CNB each will maintain in confidence, and cause its directors, officers, employees, agents and advisors to maintain in confidence, and not use to the detriment of the other party, any written, oral or other information obtained in confidence from the other party or a third party in connection with this Agreement or the transactions contemplated hereby unless such information is already known to such party or to others not bound by a duty of confidentiality or unless such information becomes publicly available through no fault of such party, unless use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereby or unless the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings. If the Merger is not consummated, each party will return or destroy as much of such written information as may reasonably be requested.

     5.3 Registration Statement, Proxy Statement and Shareholder Approval. The Board of Directors of CNB will duly call and will hold a meeting of its shareholders as soon as practicable for the purpose of approving the Merger (the "CNB Shareholders' Meeting") and, subject to the fiduciary duties of the Board of Directors of CNB (as advised in writing by its counsel), CNB shall use its best efforts to solicit and obtain votes of the holders of its Common Stock in favor of the Merger and will comply with the provisions in its Articles of Incorporation and Bylaws relating to the call and holding of a meeting of shareholders for such purpose; each member of the Board of Directors of CNB shall vote all shares of CNB Common Stock under his or her control (and not held in a fiduciary capacity) in favor of the Merger; and CNB shall, at FNB's request, recess or adjourn the meeting if such recess or adjournment is deemed by the other to be necessary or desirable. FNB and CNB will jointly prepare the proxy statement/prospectus to be used in connection with the CNB Shareholders' Meeting (the "Proxy Statement"). FNB and CNB will jointly prepare and file with the SEC the Registration Statement, of which such Proxy Statement shall be a part and will use its best efforts to have the Registration Statement declared effective as promptly as possible. When the Registration Statement or any post-effective amendment or supplement thereto shall become effective, and at all times subsequent to such effectiveness, up to and including the date of the CNB Shareholders' Meeting, such Registration Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished or to be furnished by CNB relating to the CNB Companies and by FNB relating to the FNB Companies,
(i) will comply in all material respects with the provisions of the Securities Act of 1933 and any other applicable statutory or regulatory requirements, including applicable state blue-sky and securities laws, and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading; provided, however, in no event shall any party hereto be liable for any untrue statement of a material fact or omission to state a material fact in the Registration Statement made in reliance upon, and in conformity with, written information concerning another party furnished by such other party specifically for use in the Registration Statement.

      5.4 Operation of the Business of FNB and CNB. From the date hereof to the Effective Date, FNB and CNB will operate their respective businesses substantially as presently operated and only in the ordinary course, and, consistent with such operation, they will use their best efforts to preserve intact their relationships with persons having business dealings with them. Without limiting the generality of the foregoing, and except as provided in
Section 5.12, neither FNB nor CNB will, without the prior written consent of the other:

            (a) Make any change in its authorized capital stock, or issue or sell any additional shares of, securities convertible into or exchangeable for, or options (excluding those options provided for in the 2000 FNB Corporation Incentive Stock Compensation Plan, but the number of such options to be issued shall not exceed 50,000), warrants or rights to purchase, its capital stock, nor shall it purchase, redeem or otherwise acquire any of its outstanding shares of capital stock, provided that FNB or CNB may issue shares of common stock pursuant to options granted or issued prior to the date hereof:

            (b) Voluntarily make any changes in the composition of its officers, directors or other key management personnel;

            (c) Make any change in the compensation or title of any officer, director or key management employee or make any change in the compensation or title of any other employee, other than permitted by current employment policies in the ordinary course of business, any of which changes shall be reported promptly to the other party;

            (d) Enter into any bonus, incentive compensation, stock option, deferred compensation, profit sharing, thrift, retirement, pension, group insurance or other benefit plan or any employment or consulting agreement;

            (e) Incur any obligation or liability (whether absolute or contingent, excluding suits instituted against it), make any pledge, or encumber any of its assets, nor dispose of any of its assets in any other manner, except in the ordinary course of its business and for adequate value, or as otherwise specifically permitted in this Agreement;

           (f) Except as permitted by Section 5.4(a) hereof, issue or contract to issue any shares of its Common Stock, options for shares of its Common Stock, or securities exchangeable for or convertible into such shares;

           (g)   Knowingly waive any right to substantial value:

           (h) Enter into material transactions otherwise than in the ordinary course of its business;

           (i) Alter, amend or repeal its Bylaws or Articles of Incorporation; or

           (j) Propose or take any other action which would make any representation or warranty in Section 4.1 or Section 4.2 hereof untrue.

      5.5 Dividends. FNB and CNB may declare and pay only regular periodic cash dividends in the ordinary course of business and consistent with past practice from the date of this Agreement through the Effective Date. Any dividend increase by CNB or FNB in excess of $.01 per share must be approved by the other.

     5.6 No Solicitation. Without the prior written consent of FNB, CNB shall not, and shall cause its officers, directors, agents, advisors and affiliates not to, solicit or encourage inquires or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, an Acquisition Transaction (as hereinafter defined); provided, however, that nothing contained in this Section 5.6 shall prohibit the Board of Directors of CNB from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited, written bona fide proposal regarding an Acquisition Transaction if, and only to the extent that (A) the Board of Directors of CNB concludes in good faith, after consultation with and consideration of the written advice of outside counsel, that the failure to furnish such information or enter into such discussions or negotiations would constitute a breach of its fiduciary duties to shareholders under applicable law, (B) prior to taking such action, CNB receives from such person or entity an executed confidentiality agreement, and (C) the Board of Directors of CNB concludes in good faith that the proposal regarding the Acquisition Transaction contains an offer of consideration that is superior to the consideration set forth herein. CNB shall immediately notify FNB orally and in writing of its receipt of any such proposal or inquiry, of the material terms and conditions thereof, and of the identity of the person making such proposal or inquiry. For purposes of this Agreement, "Acquisition Transaction" means any merger, consolidation, share exchange, joint venture, business combination or similar transaction or any purchase of all or any material portion of the assets of an entity.

5.7 Regulatory Filings. FNB and CNB shall prepare jointly all regulatory filings required to consummate the transactions contemplated by the Agreement and the Plan of Merger and submit the filings for approval with the Federal Reserve Board and the SCC, and any other governing regulatory authority, as soon as practicable after the date hereof. FNB and CNB shall use their best efforts to obtain approvals of such filings.

      5.8 Public Announcements. Each party will consult with the other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultations except as may be required by law.

      5.9 Notice of Breach. FNB and CNB will give written notice to the other promptly upon becoming aware of the impending or threatened occurrence of any event which would cause or constitute a breach of any of the representations, warranties or covenants made to the other party in this Agreement and will use its best efforts to prevent or promptly remedy the same.

      5.10 Accounting Treatment. FNB and CNB acknowledge that the Merger shall be accounted for as a purchase under generally accepted accounting principles.

      5.11  Merger Consummation.   Subject  to the  terms and conditions of
this Agreement, each party shall use its best efforts in good faith to take, or cause to be taken, all actions, and to do or cause to be done all things necessary, proper or desirable, or advisable under applicable laws, as promptly as practicable so as to permit consummation of the Merger at the earliest possible date, consistent with Section 1.3 herein, and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other parties hereto to that end, and each of FNB and CNB shall use, and shall cause each of their respective subsidiaries to use, its best efforts to obtain all consents (governmental or other) necessary or desirable for the consummation of the transactions contemplated by this Agreement.

      5.12 FNB Acquisition Transaction. Nothing contained in this Agreement shall prevent FNB from entering into an Acquisition Transaction with a third party so long as (i) FNB is the "acquiring" and surviving entity and
(ii) FNB complies with the terms of the Merger with CNB.

                                 ARTICLE 6
                           Additional Agreements

      6.1 Conversion of Stock Options. (a) On the Effective Date, all CNB Options governed by Section 2.9(i), whether or not they are exercisable, shall be converted into and become rights with respect to FNB Common Stock, and FNB shall assume each CNB Option in accordance with the terms of the stock option plan under which it was issued and the stock option agreement by which it is evidenced. From the Effective Date forward, (i) each CNB Option assumed by FNB may be excised solely for shares of FNB Common Stock, (ii) the number of shares of FNB Common Stock subject to each CNB Option shall be equal to the number of shares of CNB Common Stock subject to such option immediately prior to the Effective Date multiplied by the Exchange Ratio and (iii) the per share exercise price under each such CNB Option shall be adjusted by dividing the per share exercise price under each such option by the Exchange Ratio and rounding down to the nearest cent; provided, however, that the terms of each CNB Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction after the Effective Date. It is intended that the foregoing assumption shall be undertaken in a manner that will not constitute a "modification" as defined in Section 425 of the Code, as to any stock option which is an "incentive stock option."

      6.2  Benefit Plans.

           (a) After consummation of the Merger, at the option of FNB (which may be applied on a plan or program by plan or program basis) and subject to FNB's best efforts, employees of CNB and Community National shall be entitled to participate either (x) in one or more combined plans or programs of FNB and CNB on substantially the same basis as similarly situated employees (taking into account all applicable factors, including but not limited to position, employment classification, age, length of service, pay, part time or full time status, and the like, as well as changes made in such plans and programs in the future), or (y) in plans and programs which, subject to changes required by applicable laws or by limitations imposed by insurance companies providing plan benefits, are comparable to (or a continuation of), and provide for participation on substantially the same basis, as CNB's employee benefit plans and programs currently in effect. If and to the extent option (x) is effectuated:

                   (1) (A) Coverage under FNB's plans and programs shall be available to each employee of CNB and Community National and his or her dependents without regard to any waiting period, evidence or requirement of insurability, actively at work requirement or preexisting condition exclusion or limitation (except to the extent and in the manner any such waiting period, evidence or requirement of insurability, actively at work requirement or exclusion or limitation applies immediately prior to the effectuation of option (x)) and (B) amounts paid or payable by employees for health care expenses for the portion of the annual benefit period prior to the date as of which option (x) becomes effective shall be credited in satisfaction of any deductible requirement and any out-of-pocket limit for the balance of the annual benefit period which includes such date.

                   (2) FNB's welfare plans and programs (including cafeteria plans) generally shall offer coverage options and costs to employees not less favorable in the aggregate (but including reasonable cost sharing for premium or other cost changes due to experience or other factors) than the most favorable welfare benefits package provided to employees of either CNB or FNB immediately before the consummation of the Merger.

                   (3) FNB shall treat service with CNB and Community National before the consummation of the Merger as service with FNB for purposes of eligibility to begin participation and vesting (but not benefit accruals, except in the case of a continuation of any plan maintained by CNB or Community National) for purposes of all employee benefit and seniority based plans and programs, including but not limited to annual, sick and personal leave accruing following the consummation of the Merger.

          (b) Except to extent individually negotiated replacement contracts or settlement agreements are entered into, FNB shall honor all employment severance, consulting and other compensation contracts and agreements Previously Disclosed and executed in writing by CNB on the one hand and any individual current or former director, officer or employee thereof on the other hand, copies of which have been previously delivered by CNB to FNB.

      6.3 Indemnification. Following the Effective Date, FNB shall indemnify and hold harmless any person who has rights to indemnification from CNB, to the same extent and on the same conditions as such person is entitled to indemnification pursuant to Virginia law and CNB's Articles of Incorporation or Bylaws, as in effect on the date of this Agreement, to the extent legally permitted to do so, with respect to matters occurring on or prior to the Effective Date. FNB further agrees that any such person who has rights to indemnification pursuant to this Section 5.4 is expressly made a third party beneficiary of this Section 5.4 and may directly, in such person's personal capacity, enforce such rights through an action at law or in equity or through any other manner or means of redress allowable under Virginia law to the same extent as if such person were a party hereto. Without limiting the foregoing, in any case in which corporate approval may be required to effectuate any indemnification, FNB shall direct, at the election of the party to be indemnified, that the determination of permissibility of indemnification shall be made by independent counsel mutually agreed upon between FNB and the indemnified party. FNB shall use its reasonable best efforts to maintain CNB's existing directors' and officers' liability policy, or some other policy, including FNB's existing policy, providing at least comparable coverage, covering persons who are currently covered by such insurance of CNB for a period of five years after the Effective Date on terms no less favorable than those in effect on the date hereof.

                                   ARTICLE 7
                           Conditions to the Merger

      7.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each of FNB and CNB to effect the Merger and the other transactions contemplated by this Agreement shall be subject to the fulfillment or waiver at or prior to the Effective Date of the following conditions:

            (a) Shareholder Approval. Shareholders of CNB shall have approved all matters relating to this Agreement and the Merger required to be approved by such shareholders in accordance with Virginia law.

            (b) Regulatory Approvals. This Agreement and the Plan of Merger shall have been approved by the Federal Reserve, the SCC, and any other regulatory authority whose approval is required for consummation of the transactions contemplated hereby, and such approvals shall not have imposed any condition or requirement which would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger in the reasonable opinion of the Board of Directors of FNB or CNB.

            (c) Registration Statement. The Registration Statement shall have been declared effective and shall not be subject to a stop order or any threatened stop order.

            (d) Tax Opinion. FNB and CNB shall have received an opinion of Mays & Valentine, L.L.P., or other counsel reasonably satisfactory to FNB and CNB, to the effect that the Merger will constitute a merger within the meaning of Section 368 of the Internal Revenue Code and that no gain or loss will be recognized by the shareholders of CNB to the extent they receive FNB Common Stock solely in exchange for their CNB Common Stock in the Merger.

            (e) Opinions of Counsel. CNB shall have delivered to FNB and FNB shall have delivered to CNB opinions of counsel, dated as of the Effective Date, as to such matters as they may each reasonably request with respect to the transactions contemplated by this Agreement and in a form reasonably acceptable to each of them.

            (f) Legal Proceedings. Neither FNB nor CNB shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

      7.2 Conditions to Obligations of FNB. The obligations of FNB to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Date of the following additional conditions:

            (a) Representations and Warranties. Each of the representations and warranties contained herein of CNB shall be true and correct as of the date of this Agreement and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except (i) for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, (ii) as expressly contemplated by this Agreement, or (iii) for representations and warranties the inaccuracies of which relate to matters that, individually or in the aggregate, do not materially adversely affect the Merger and the other transactions contemplated by this Agreement and FNB shall have received a certificate or certificates signed by the Chief Executive Officer and Chief Financial Officer of CNB dated the Effective Date, to such effect.

            (b) Performance of Obligations. CNB shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Date, and FNB shall have received a certificate signed by the Chief Executive Officer of CNB to that effect.

            (c) Affiliate Letters. Each director and shareholder of CNB who may be deemed by counsel for FNB to be an "affiliate" of CNB within the meaning of Rule 145 under the Securities Act of 1933 shall have executed and delivered a commitment and undertaking to the effect that (1) such shareholder will dispose of the shares of FNB Common Stock received by him in connection with the Merger only in accordance with the provisions of paragraph (d) of Rule 145; (2) such shareholders will not dispose of any such shares until FNB has received an opinion of counsel acceptable to it that such proposed disposition will not violate the provisions of any applicable security laws; and (3) the certificates representing said shares may bear a conspicuous legend referring to the forgoing restrictions.

             (d) Investment Banking Letter. FNB shall have received a written opinion in form and substance satisfactory to FNB from The Carson Medlin Company addressed to FNB and dated the date the Proxy Statement/Prospectus is mailed to shareholders of CNB, to the effect that the terms of the Merger, including the Exchange Ratio, are fair, from a financial point of view, to FNB.

      7.3 Conditions to Obligations of CNB. The obligations of CNB to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Date of the following additional conditions:

            (a) Representations and Warranties. Each of the representations and warranties contained herein of FNB shall be true and correct as of the date of this Agreement and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective date, except (i) for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, (ii) as expressly contemplated by this Agreement, or (iii) for representations and warranties the inaccuracies of which relate to matters that, individually or in the aggregate, do not materially adversely affect the Merger and the other transactions contemplated by this Agreement and CNB shall have received a certificate or certificates signed by the Chief Executive Officer and Chief Financial Officer of FNB dated the Effective Date, to such effect.

           (b) Performance of Obligations. FNB shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Date, and CNB shall have received a certificate signed by Chief Executive Officer of FNB to that effect.

           (c) Investment Banking Letter. CNB shall have received a written opinion in form and substance satisfactory to CNB from Davenport & Company LLC addressed to CNB and dated the date the Proxy Statement/Prospectus is mailed to shareholders of CNB, to the effect that the terms of the Merger, including the Exchange Ratio, are fair, from a financial point of view, to CNB.

                                  ARTICLE 8
                                 Termination

      8.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement and the Plan of Merger by the shareholders of CNB, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Date:

            (a) By the mutual consent of the Board of Directors of each of FNB and CNB;

            (b) By the respective Boards of Directors of FNB or CNB if the conditions set forth in Section 7.1 have not been met or waived by FNB and CNB;

            (c) By the Board of Directors of FNB if the conditions set forth in Section 7.2 have not been met or waived by FNB;

            (d) By the Board of Directors of CNB if the conditions set forth in Section 7.3 have not been met or waived by CNB;

            (e) By the respective Boards of Directors FNB or CNB if the Merger is not consummated by January 10, 2001.

            (f) By the Board of Directors of FNB if the Board of Directors of CNB receives a subsequent offer to acquire CNB and does not within fourteen
(14) days after receipt of such subsequent offer confirm in writing to FNB that each member of the Board of Directors of CNB supports the Merger, will vote his shares of CNB Common Stock in favor of the Merger, and will recommend to the shareholders of CNB that they approve the Merger.

      8.2 Effect of Termination. In the event of the termination and abandonment of this agreement and the Merger pursuant to Section 8.1, this Agreement shall become void and have no effect, except that (i) the last sentence of Section 5.2 and all of Sections 5.8 and 8.4 shall survive any such termination and abandonment and (ii) no party shall be relieved or released from any liability arising out of an intentional breach of any provision of this Agreement.

      8.3 Non-Survival of Representations, Warranties and Covenants. Except for Sections 1.2, 1.4, 2.1, 2.2, 2.3, 2.4, 6.2, 6.3 and 8.4 of this Agreement, none of the respective representations and warranties, obligations, covenants and agreements of the parties shall survive the Effective Date, provided that no such representations, warranties, obligations, covenants and agreements shall be deemed to be terminated or extinguished so as to deprive FNB or CNB (or any director, officer, or controlling person thereof) of any defense in law or equity which otherwise would be available against the claims of any person, including without limitation any shareholder or former shareholder of either FNB or CNB.

      8.4 Expenses. The parties provide for the payment of expenses as follows:

            (a) Except as provided below, each of the parties shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated herein, including fees and expenses of its own financial consultants, accountants and counsel, except that printing expenses shall be shared equally between FNB and CNB.

            (b) In the event FNB terminates this Agreement based on the occurrence of a Termination Event (as defined below), CNB shall pay to FNB a termination fee of Five Hundred Thousand Dollars ($500,000.00) in cash within five business days after written notice of such termination. For the purposes of this Agreement, a "Termination Event" shall mean any of the following events or transactions occurring after the date hereof:

        (i) CNB, without having received FNB's prior written consent, shall have entered into an agreement with any person to
(A) acquire, merger or consolidate, or enter into any similar transaction, with CNB, (B) purchase, lease or otherwise acquire all or substantially all of the assets of CNB, or (C) purchase or otherwise acquire directly from CNB securities representing 10% or more of the voting power of CNB;

        (ii) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of 20% or more of the outstanding shares of CNB Common Stock after the date hereof (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the regulations promulgated thereunder); or

        (iii) any person shall have made a bona fide proposal to CNB by public announcement or written communication that is or becomes the subject of public disclosure to acquire CNB by merger, shares exchange, consolidation, purchase of all or substantially all of its assets or any other similar transaction, and following such bona fide proposal the shareholders of CNB vote not to approve the Agreement.

Notwithstanding the foregoing, CNB shall not be obligated to pay to FNB the termination fee described in this Section 8.4(b) in the event that at or prior to such time as such fee becomes payable (i) FNB and CNB validly terminate this Agreement pursuant to Section 8.1(a), (ii) FNB or CNB validly terminates this Agreement pursuant to Sections 8.1(b) [other than as a result of such Termination Event], 8.1(c) [other than as a result of such Termination Event], 8.1(d) [other than as a result of such Termination Event] or 8.1(e) [other than as a result of such Termination Event]. Upon payment of the termination fee and any other amounts that may be due by CNB to FNB hereunder, this Agreement shall terminated as provided in Section 8.2.

            (c) Notwithstanding the provisions of Section 8.4(a) hereof, if for any reason the Merger is not approved by the shareholders of CNB as required, CNB shall bear and pay 50% of the costs and expenses incurred by FNB with respect to the fees and expenses of accountants, counsel, printers and persons involved in the transactions contemplated by this Agreement, including the preparation of the Registration Statement and the Proxy Statement not to exceed $10,000.

            (d) If this Agreement is terminated by FNB or CNB because of a willful and material breach by the other of any representation, warranty, covenant, undertaking or restriction set forth herein, and provided that the terminating party shall not have been in breach (in any material respect) of any representation and warranty, covenant, undertaking or restriction contained herein, then the breaching party shall bear and pay all such costs and expenses of the other party, including fees and expenses of consultants, investment bankers, accountants, counsel, printers, and persons involved in the transactions contemplated by this Agreement, including the preparation of the Registration Statement and the Joint Proxy Statement.

            (e) Final settlement with respect to the payment of such fees and expenses by the parties shall be made within thirty (30) days after the termination of this Agreement.

                                  ARTICLE 9
                             General Provisions

      9.1 Entire Agreement. This Agreement contains the entire agreement among FNB and CNB with respect to the Merger and the related transactions and supersedes all prior arrangements or understandings with respect thereto.

      9.2 Waiver and Amendment. Any term or provision of this Agreement may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof, and this Agreement may be amended or supplemented by written instructions duly executed by the parties hereto at any time, whether before or after the meetings of CNB shareholders referred to in Section 7.1(a) hereof, except statutory requirements and requisite approvals of shareholders and regulatory authorities.

      9.3 Descriptive Headings. Descriptive headings are for convenience only and shall not control or affect the meaning and construction of any provisions of this Agreement.

      9.4 Governing Law. Except as required otherwise or otherwise indicated herein, this Agreement shall be construed and enforced according to the laws of the Commonwealth of Virginia.

      9.5 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, telecopied or sent by recognized overnight courier service or registered or certified mail, postage prepaid, addressed as follows:

If to FNB:

J. Daniel Hardy, Jr. , President
FNB Corporation
105 Arbor Drive
P. O. Box 600
Christiansburg, Virginia  24068
(Tel.  540-382-6041)
(Fax:  540-381-6768)

Copies to:

Peter A. Seitz, Esquire
First National Bank
P. O. Box 600
Christiansburg, Virginia  24073
(Tel.  540-382-4951)
(Fax:  540-381-6768)

Fred W. Palmore, III, Esquire
Mays & Valentine, L.L.P.
1111 East Main Street, 23rd Floor (23219)
P. O. Box 1122
Richmond, Virginia  23218-1122
(Tel.  804-697-1396)
(Fax:  804-697-1339)


If to CNB:

Hiawatha Nicely, Jr.
CNB Holdings, Inc.
900 Memorial Drive
P. O. Box 1060
Pulaski, Virginia  24301
(Tel.  540-994-0831)
(Fax:  540-994-0847)

Copy to:

Eugene E. Derryberry
Gentry Locke Rakes & Moore
800 SunTrust Plaza
P. O. Box 40013
Roanoke, Virginia  24022
(Tel.  540-983-9310)
(Fax:  540-983-9400)

      9.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts together shall constitute one and the same agreement.

      9.7 Severability. In the event any provisions of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. Further, the parties agree that a court of competent jurisdiction may reform any provision of this Agreement held invalid or unenforceable so as to reflect the intended agreement of the parties hereto.

      9.8 Subsidiaries. All representations, warranties, and covenants herein, where pertinent, include and shall apply to the Subsidiaries of the party making such representations, warranties, and covenants.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers and their corporate seals to be affixed hereto, all as of the dates first written above.

                                  FNB Corporation



                                  By: /s/ J. Daniel Hardy, Jr.
                                  J. Daniel Hardy, Jr.
                                  President and Chief Executive Officer

ATTEST:



/s/ Secretary

                                  CNB Holdings, Inc.



                                  By: /s/


ATTEST:



/s/
Secretary



                             CNB HOLDINGS, INC.
                             BOARD OF DIRECTORS

     Each of the undersigned members of the Board of Directors of CNB Holdings, Inc. agrees to be bound by his personal obligations as provided in
Section 5.3 and 5.6 of this Agreement.






751372v5

                                                               Exhibit (2)B




                          AGREEMENT AND PLAN OF MERGER

                                    BETWEEN

                              SWVA BANCSHARES, INC.

                                      AND

                                FNB CORPORATION



August 7, 2000

                               TABLE OF CONTENTS


                                   ARTICLE 1
                         The Merger and Related Matters

                                                                Page

1.1       Definitions
1.2       The Merger
1.3       Name and Continuing Operations
1.4       Management of FNB and the Banks
1.5       The Closing and Effective Date


                                   ARTICLE 2
                        Basis and Manner of Conversion

2.1       Conversion of SWVA Stock
2.2       Allocation
2.3       Election
2.4       Allocation of Cash Election Shares
2.5       Allocation of Stock Election Shares
2.6       No Allocation
2.7       Computations
2.8       Cancellation of Shares


                                  ARTICLE 3
                              Manner of Exchange

3.1       Exchange Procedures
3.2       Distributions with Respect to Unexchanged Shares
3.3       No Fractional Securities
3.4       Certain Adjustments
3.5       Rights of Dissenting Shareholders


                                  ARTICLE 4
                         Representations and Warranties

4.1       Representations and Warranties of SWVA
          (a)    Organization, Standing and Power
          (b)    Authority
          (c)    Capital Structure
          (d)    Ownership Capital Structure and
                 Organization of SVSB
          (e)    Financial Statements
          (f)    Absence of Undisclosed Liabilities
          (g)    Legal Proceedings; Compliance with Laws
          (h)    Regulatory Approvals
          (i)    Labor Relations
          (j)    Tax Matters
          (k)    Property
          (l)    Reports
          (m)    Employee Benefit Plans
          (n)    Investment Securities
          (o)    Certain Contracts
          (p)    Insurance

          (q)    Loans, OREO and Allowance for Loan Losses
          (r)    Absence of Material Changes and Events
          (s)    Statements True and Correct
          (t)    Brokers and Finders
          (u)    Repurchase Agreements
          (v)    Trust Accounts
          (w)   Environmental Matters

4.2       Representations and Warranties of FNB
          (a)    Organization, Standing and Power
          (b)    Authority
          (c)    Capital Structure
          (d) Ownership of the FNB Subsidiaries; Capital Structure of the FNB Subsidiaries; and Organization of the FNB Subsidiaries
          (e)    Financial Statements
          (f)    Absence of Undisclosed Liabilities
          (g)    Legal Proceedings; Compliance with Laws
          (h)    Regulatory Approvals
          (i)    Labor Relations
          (j)    Tax Matters
          (k)    Property
          (l)    Reports
          (m)  Employee Benefit Plans
          (n)   Investment Securities
          (o)   Certain Contracts
          (p)    Insurance
          (q)    Loans, OREO, and Allowance for Loan Losses
          (r)    Absence of Material Changes and Events
          (s)    Statements True and Correct
          (t)    Brokers and Finders
          (u)    Repurchase Agreements
          (v)    Administration of Trust Accounts
          (w)    Environmental Matters


                                ARTICLE 5
                    Conduct Prior to the Effective Date

5.1      Access to Records and Properties
5.2      Confidentiality
5.3      Registration Statement, Proxy Statement and
         Shareholder Approval
5.4      Operation of the Business of FNB and SWVA
5.5      Dividends
5.6      No Solicitation
5.7      Regulatory Filings
5.8      Public Announcements
5.9      Notice of Breach
5.10     Accounting Treatment
5.11     Merger Consummation
5.12     FNB Acquisition Transaction
5.13     Affiliate Agreements

                                ARTICLE 6
                          Additional Agreements

6.1      Conversion of Stock Options
6.2      Benefit Plans
6.3      Indemnification


                               ARTICLE 7
                        Conditions to the Merger

7.1      Conditions to Each Party's Obligations to Effect the
         Merger
         (a)    Shareholder Approval
         (b)    Regulatory Approvals
         (c)    Registration Statement
         (d)    Tax Opinion
         (e)    Opinions of Counsel
         (f)    Legal Proceedings
         (g)    Amendment of SVSB ESOP

7.2      Conditions to Obligations of FNB
         (a)    Representations and Warranties
         (b)    Performance of Obligations

7.3      Conditions to Obligations of SWVA
         (a)    Representations and Warranties
         (b)    Performance of Obligations
         (c)    Investment Banking Letter


                                 ARTICLE 8
                                Termination

8.1      Termination
8.2      Effect of Termination
8.3      Non-Survival of Representations, Warranties and Covenants
8.4      Expenses


                                 ARTICLE 9
                             General Provisions

9.1      Entire Agreement
9.2      Waiver and Amendment
9.3      Descriptive Headings
9.4      Governing Law
9.5      Notices
9.6      Counterparts
9.7      Severability
9.8      Subsidiaries

Exhibit 1.4 - Addendum to Employment Agreements

Exhibit A - Plan of Merger between SWVA Bancshares, Inc. and
            FNB Corporation

Exhibit B - Exchange Agent Agreement

Exhibit C - Affiliate Agreement



AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of August 7, 2000 by and between FNB Corporation, a Virginia corporation with its principal office located in Christiansburg, Virginia ("FNB"), and SWVA Bancshares, Inc., a Virginia corporation with its principal office located in Roanoke, Virginia ("SWVA").

                               WITNESSETH:

      WHEREAS, FNB and SWVA (together, the "Companies") desire to affiliate, so that First National Bank ("First National") and Southwest Virginia Savings Bank, FSB ("SVSB") (together, the "Banks") will be under the common control of FNB; and

      WHEREAS, FNB and SWVA have agreed to the affiliation of their two companies through a merger under Virginia law, as a result of which SWVA would merge with and into FNB and the shareholders of SWVA would become shareholders of FNB, all as more specifically provided in this Agreement and the Plan of Merger in the form attached hereto as Exhibit A (the "Plan"); and

      WHEREAS, the Boards of Directors of the Companies each believe it is in the best interests of their respective corporations and their shareholders to affiliate as provided herein and that the respective shareholder values of FNB and SWVA can be maximized over time through this affiliation; and

      WHEREAS, the Boards of Directors of the Companies each believe that the transaction contemplated in this Agreement is in the best interests of the communities they serve and of their respective employees; and

      WHEREAS, the Boards of Directors of the Companies each believe that after the affiliation the holding company structure should provide management and technical assistance and support for recruitment, training and retention of skilled officers and employees to the Banks in order to enable the combined organization to operate more efficiently; and

      WHEREAS, the respective Boards of Directors of the Companies have resolved that the transactions described herein are in the best interests of the parties and their respective shareholders and have authorized and approved the execution and delivery of this Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

                                  ARTICLE 1
The Merger and Related Matters

     1.1 Definitions. Any term defined anywhere in this Agreement shall have the meaning ascribed to it for all purposes of this Agreement (unless expressly noted to the contrary). In addition:

          (a) the term "knowledge" when used with respect to a party shall mean the knowledge of any "Executive Officer" of such party, as such term is defined in Regulation O, (12 C.F.R. 215);

          (b) the term "Material Adverse Effect", when applied to a party, shall mean an event, occurrence or circumstance (including without limitation
(i) the making of any provisions for possible loan and lease losses, write-downs or other real estate and taxes and (ii) any breach of a representation or warranty by such party) which (a) has or is reasonably likely to have a material adverse effect on the financial position, results of operations or business of the party and its subsidiaries, taken as a whole, or (b) would materially impair the party's ability to perform its obligations under this Agreement or the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that solely for purposes of measuring whether an event, occurrence or circumstance has a material adverse effect on such party's results of operations, the term "results of operations" shall mean net interest income plus non-interest income (less securities gains) less gross expenses (excluding provisions for possible loan and lease losses, write-downs of other real estate and taxes); and provided further, that material adverse effect and material impairment shall not be deemed to include the impact of (i) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (ii) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks and bank holding companies generally, and (iii) the Merger and related expenses associated with the transactions contemplated by this Agreement on the operating performance of the parties to this Agreement; and

              (c) the term "Previously Disclosed" by a party shall mean information set forth in a written disclosure letter that is delivered by that party to the other party prior to or contemporaneously with the execution of this Agreement and specifically designated as information "Previously Disclosed" pursuant to this Agreement.

     1.2 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Date as defined in Section 1.5 hereof, SWVA will be merged with and into FNB (the "Merger"). At the Effective Date, the Merger shall have the effect as provided in Section 13.1-721 of the Virginia Stock Corporation Act.

      1.3 Name and Continuing Operations. The respective names and banking offices of the Banks will not change as a result of the Merger. After the

Effective Date, FNB shall continue to be headquartered in Christiansburg, Virginia.

      1.4 Management of FNB and the Banks. The directors, officers and employees of the Banks will not change as a result of the Merger except that Julian D. Hardy, Jr. shall be appointed to the Board of SVSB. On the Effective Date, the number of Directors of FNB shall be increased by two members by adding one member in Class I whose terms expire at the 2003 annual meeting of shareholders and by adding one member in Class III whose terms expire at the 2002 annual meeting of shareholders. B. L. Rakes shall be appointed to fill the vacancy created in Class I and Courtney Hoge shall be appointed to fill the vacancy created in Class III. At the next annual meeting of shareholders of FNB, management of FNB will recommend to shareholders that those gentlemen be elected as a member of Class I and Class III, respectively. In addition, on the Effective Date, FNB agrees to assume the employment agreements between SWVA and D. W. Shilling and Barbara Weddle, and as of the Effective Time, FNB shall enter into an Addendum to the employment agreement for D. W. Shilling and Barbara Weddle, as attached hereto as Exhibit 1.4. In addition, as of the Effective Date, FNB shall enter into an agreement with B. L. Rakes in which FNB agrees to pay Mr. Rakes $17,000 in consideration for his agreement not to compete with FNB and its affiliates for a period of one year.

      1.5 The Closing and Effective Date. The closing of the transactions contemplated by this Agreement and the Plan of Merger shall take place at the offices of FNB in Christiansburg, Virginia or at such other place as may be mutually agreed upon by the parties. The Merger shall become effective on the date shown on the Certificate of Merger issued by the State Corporation Commission of Virginia effecting the Merger (the "Effective Date"). Unless otherwise agreed upon in writing by the chief executive officers of FNB and SWVA, subject to the conditions to the obligations of the parties to effect the Merger as set forth in Article 6, the parties shall use their best efforts to cause the Effective Date to occur on the first day of the month following the month in which the conditions set forth in Sections 7.1(a) and 7.1(b) are satisfied. All documents required by the terms of this Agreement to be delivered at or prior to consummation of the Merger will be exchanged by the parties at the closing of the Merger (the "Merger Closing"), which shall be held on or before the Effective Date. FNB and SWVA shall execute and deliver to the Virginia State Corporation Commission Articles of Merger containing a Plan of Merger in substantially the form of Exhibit A hereto.

                                   ARTICLE 2
                        Basis and Manner of Conversion

     2.1 Conversion of SWVA Stock. At the Effective Date, by virtue of the Merger, each share of the common stock, par value $0.10 per share, of SWVA ("SWVA Common Stock") issued and outstanding immediately prior to the Effective Date will be converted into either cash (the "Cash Consideration") or shares of common stock, par value $5.00 per share, of FNB ("FNB Common Stock"), the "Stock
Consideration," which Stock Consideration together with the Cash
Consideration (the "Merger Consideration"), in each case as the holder thereof shall have elected or be deemed to have elected in accordance with Section 2.3.

In the case that the Market Value of FNB Common Stock (as defined later in this Section 2.1) is equal to or greater than $15.30 per share and equal to or less than $18.70 per share, the Cash Consideration will be $20.25 per share and the Stock Consideration will equal shares of FNB Common Stock with a Market Value of $20.25. In the case that the Market Value of FNB Common Stock is greater than $18.70 and less than or equal to $20.00, the Stock Consideration will equal 1.083 shares of FNB Common Stock for each outstanding share of SWVA Common Stock, and the Cash Consideration will be $20.25. In the case that the Market Value of FNB Common Stock is less than $15.30 and equal to or greater than $14.00, the Stock Consideration will equal 1.324 shares of FNB Common Stock for each outstanding share of SWVA Common Stock, and the Cash Consideration will be $20.25.

The Market Value of FNB Common Stock will be the average of the last reported sales prices per share of FNB Common Stock as reported on the NASDAQ Exchange Composite Transactions Tape (as reported in The Wall Street Journal, or, if not reported thereby, another authoritative source as chosen by FNB) for the thirty consecutive full trading days on such exchange (even if FNB Common Stock does not trade in each such day) ending at the close of trading on the tenth calendar day before the Effective Date (the "Market Value" and the "Measurement Period"). The ratio of shares of FNB's Common Stock that will be exchanged for each outstanding share of SWVA Common Stock shall be referred to herein as the "Exchange Ratio" and shall be rounded to the nearest thousandth decimal point.

     2.2 Allocation. Notwithstanding anything in this Agreement to the contrary, the aggregate amount of cash to be issued to shareholders of SWVA in the Merger shall be equal to $1,785,742 (the "Cash Amount"); provided that the Cash Amount may be changed by FNB to accommodate the exercise by FNB of its option to change the Cash Number and the Stock Number pursuant to the last sentence of this Section 2.2. As used in this Agreement, the Cash Number shall mean the aggregate number of shares of SWVA Common Stock to be converted into the right to receive the Cash Consideration in the Merger, which shall be equal to the Cash Amount divided by $20.25. The number of shares of SWVA Common Stock to be converted into the right to receive Stock Consideration (the "Stock Number") will be equal to (i) the number of shares of SWVA
Common Stock issued and outstanding immediately prior to the Effective Date of the Merger less (ii) the sum of (A) the Cash Number and (B) the aggregate number of shares of SWVA Common Stock to be exchanged for cash pursuant to
Section 3.3. FNB shall have the option to change the Cash Number and the Stock Number to more closely follow the actual elections of SWVA shareholders pursuant to this Article 2, so long as such modification to the Cash Number and the Stock Number does not prevent the condition set forth in Section 7.1(d) from being satisfied.

     2.3 Election. Subject to allocation in accordance with the provisions of this Article, each record holder of shares of SWVA Common Stock issued and outstanding immediately prior to the Election Deadline (as defined in Section 3.1(i)) will be entitled, in accordance with Section 3.1, (i) to elect to receive in respect of each such share held in such manner (A) Cash Consideration (a "Cash Election") or (B) Stock Consideration (a "Stock Election") thus, making an election for all Cash Consideration, all Stock Consideration, or a mixture thereof or (ii) to indicate that such record holder has no preference as to the receipt of Cash Consideration or Stock Consideration for all such shares held by such holder (a "Non-Election"). Shares of SWVA Common Stock in respect of which a Non-Election is made or as to which no election is made (collectively, "Non-Election Shares") shall be deemed by FNB to be shares in respect of which Cash Elections or Stock Elections have been made, as FNB shall determine. Holders of record of shares of SWVA Common Stock who hold such shares as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Forms of Election (as hereinafter defined), provided that each such Form of Election covers all the shares of SWVA Common Stock held by that Representative for a particular beneficial owner.

     2.4 Allocation of Cash Election Shares. In the event that the aggregate number of shares in respect of which Cash Elections have been made (the "Cash Election Shares") exceeds the Cash Number, all shares of SWVA Common Stock in respect of which Stock Elections have been made (the "Stock Election Shares") and all Non-Election Shares will be converted into the right to receive Stock Consideration (and cash in lieu of fractional interests in accordance with Section 3.3), and Cash Election Shares will be converted into the right to receive Cash Consideration or Stock Consideration in the following manner:

     (i) the number of Cash Election Shares covered by each Form of Election (as defined in Section 3.1(i)) to be converted into Cash Consideration will be determined by multiplying the number of Cash Election Shares covered by such Form of Election by a fraction, (A) the numerator of which is the Cash Number and (B) the denominator of which is the aggregate number of Cash Election Shares rounded down to the nearest whole number; and

     (ii) all Cash Election Shares not converted into Cash
Consideration in accordance with Section 2.4(i) will be converted into the right to receive Stock Consideration (and cash in lieu of fractional interests in accordance with Section 3.3).

Provided, however, that cash in lieu of fractional interests and cash to be paid in connection with rights of dissenting shareholders, as provided in Sections 3.3 and 3.5, respectively, shall not be included in any determination of whether this Section 2.4 shall be given effect.

     2.5 Allocation of Stock Election Shares. In the event that the aggregate number of Stock Election Shares exceeds the Stock Number, all Cash Election Shares and all Non-Election Shares (together, the " Cash Shares") will be converted into the right to receive Cash Consideration, and all Stock Election Shares will be converted into the right to receive Cash Consideration or Stock Consideration in the following manner:

     (i) the number of Stock Election Shares covered by each Form of Election to be converted into Cash Consideration will be determined by multiplying the number of Stock Election Shares covered by such Form of Election by a fraction, (A) the numerator of which is the Cash Number less the number of Cash Shares and
(B) the denominator of which is the aggregate number of  Stock
Election Shares, rounded down to the nearest whole number; and

     (ii) all  Stock Election Shares not converted into  Cash
Consideration in accordance with Section 2.5(i) will be converted into the right to receive Stock Consideration (and cash in lieu of fractional interests in accordance with Section 3.3).

     2.6  No Allocation.  In the event that neither Section 2.4 nor
Section 2.5 is applicable, all Cash Election Shares will be converted into the right to receive Cash Consideration, all Stock Election Shares will be converted into the right to receive Stock Consideration (and cash in lieu of fractional interests in accordance with Section 3.3) and Non-Election Shares will be converted into the right to receive Cash Consideration or Stock Consideration (and cash in lieu of fractional interests in accordance with Section 3.3) as the Exchange Agent shall determine.

     2.7 Computations. The Exchange Agent (as defined in Section 3.1(i)) will make all computations to give effect to this Article 2.

     2.8	Cancellation of Shares. As of the Effective Date of the Merger,
all such shares of SWVA Common Stock will no longer be outstanding and automatically be cancelled and retired and will cease to exist and each holder of a certificate formerly representing any such shares of SWVA Common Stock (a "SWVA
Certificate") will cease to have any rights with respect thereto, except the right to receive Merger Consideration and any additional cash in lieu of fractional shares of FNB Common
Stock to be issued or paid in consideration therefor upon surrender of such SWVA Certificate in accordance with Article
3, without interest, subject to rights of dissenting shareholders as provided under Section 3.5.

                                  ARTICLE 3
                             Manner of Exchange

     3.1    Exchange Procedures.

     (i) Not more than 45 days nor fewer than 30 days prior to the Effective Date, First National, as the exchange agent ("Exchange Agent"), will mail a form of election (the "Form of Election") to each shareholder of record of SWVA as of a record date as close as practicable to the date of mailing and mutually agreed to by SWVA and FNB. The Exchange Agent shall enter into a written agreement with FNB and SWVA detailing its duties and responsibilities and shall furnish evidence of liability insurance for such activities in a form substantially similar to Exhibit B. In addition, the Exchange Agent will use its best efforts to make the Form of Election available to the persons who become shareholders of SWVA during the period between such record date and the Effective Date. Any election to receive Merger Consideration will have been properly made only if the Exchange Agent shall have received on the fifth business day immediately preceding the Effective Date (the "Election Deadline"), a Form of Election properly completed and accompanied by a SWVA Certificate ("Certificate(s)") for the shares to which such Form of Election relates, acceptable for transfer on the books of SWVA (or an appropriate guarantee of delivery), as set forth in such Form of Election. An election may be revoked only by written notice received by the Exchange Agent prior to 5:00 p.m. on the Election Deadline. If an election is so revoked, the Certificate(s) (or guarantee of delivery, as appropriate) to which such election relates will be promptly returned to the person submitting the same to the Exchange Agent.

     (ii) As soon as reasonably practicable after the Effective Date, the Exchange Agent will mail to each holder of record of a Certificate, whose shares of SWVA Common Stock were converted into the right to receive Merger Consideration and those who failed to return a properly completed Form of Election, (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Exchange Agent and will be in such form and have such other provisions as the Exchange Agent may specify consistent with this Agreement) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration.

     (iii) With respect to properly made elections in accordance with Section 3.1(i), and upon surrender in accordance with Section 3.1(ii) of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate will be entitled to receive in exchange therefor the Merger Consideration that such holder has the right to receive pursuant to the provisions of Article 2, and the Certificate so surrendered will forthwith be canceled. In the event of a transfer of ownership of Shares that are not registered in the transfer records of SWVA, as the case may be, payment may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate is properly endorsed or otherwise in proper form for transfer and the person requesting such issuance pays any transfer or other taxes required by reason of such payment to a person other than the registered holder of such Certificate or establishes to the satisfaction of FNB that such tax has been paid or is not applicable. Until surrendered as contemplated by this
Section 3.1, each Certificate will be deemed at any time after the Effective Date to represent only the right to receive upon such surrender the Merger Consideration that the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of Article 2. No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of Article 2.

     3.2 Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to the shares of SWVA Common
Stock with a record date after the Effective Date shall be paid to the holder of any unsurrendered Certificate with respect to the shares of SWVA Common Stock represented thereby, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to Section 3.3. Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the

Certificate representing whole shares of SWVA Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of SWVA Common Stock to which such holder is entitled pursuant to Section 3.3, and (ii) the amount of dividends or other distributions, if any, with a record date after the Effective Date.

     3.3 No Fractional Securities. No FNB Certificates or scrip representing fractional shares of FNB Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional shares shall not entitle the owner thereof to vote or to any other rights of a holder of FNB Common Stock. A holder of Shares converted in the Merger who would otherwise have been entitled to a fractional share of FNB Common Stock shall be entitled to receive a cash payment (without interest) in lieu of such fractional share in an amount determined by multiplying (i) the fractional share interest to which such holder would otherwise be entitled by (ii) the Market Value of FNB Common Stock.

     3.4 Certain Adjustments. If, after the date hereof and on or prior to the Closing Date, the outstanding shares of SWVA Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities is declared thereon with a record date within such period, or any similar event shall occur, the Merger Consideration will be adjusted accordingly to provide to the holders of SWVA Common Stock, respectively, the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend or similar event.

     3.5 Rights of Dissenting Shareholders. Shareholders of SWVA who object to the Merger will be entitled to the rights and remedies set forth in sections 13.1-729 through 13.1-741 of the Virginia Stock Corporation Act.


                                  ARTICLE 4
                        Representation and Warranties

      4.1 Representations and Warranties of SWVA. SWVA represents and warrants to FNB as follows:

     (a) Organization, Standing and Power. (1) SWVA is a corporation duly organized, validly existing and in good standing under the laws of Virginia. It has all requisite corporate power and authority to carry on its business as now being conducted and to own and operate its assets, properties and business, and SWVA has the corporate power and authority to execute and deliver this Agreement and perform the respective terms of this Agreement and Plan of Merger. SWVA is duly registered as a unitary savings and loan holding company under the 12 U.S.C. 1467a. SVSB is the only subsidiary of SWVA and is wholly-owned by it, and is a federal savings bank, duly organized, validly existing and in good standing under the laws of the United States, is in compliance in all material respects with all rules and regulations promulgated by any relevant regulatory authority, has all requisite corporate power and authority to carry on its business as now being conducted and to own and operate its assets, properties and business, is an "insured bank" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and its deposits are insured to the fullest extent allowed by law by the Federal Deposit Insurance Corporation.

     (2)  Except as Previously Disclosed, neither SWVA nor SVSB
(collectively with SWVA, the "SWVA Companies") owns any equity securities of any other corporation or entity.

     (b) Authority. (1) The execution and delivery of this Agreement and the Plan of Merger and the consummation of the Merger have been duly and validly authorized by all necessary corporate action on the part of SWVA, except the approval of shareholders. The Agreement has been approved by more than two-thirds of SWVA's Board of Directors and represents the legal, valid, and binding obligation of SWVA, enforceable against SWVA in accordance with its terms (except in all such cases as enforceability may be limited by applicable bankruptcy, insolvency, merger, moratorium or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     (2) Neither the execution and delivery of the Agreement, the consummation of the transactions contemplated therein, nor the compliance by SWVA with any of the provisions thereof will (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of SWVA,
(ii) except as Previously Disclosed, constitute or result in the breach of any term, condition or provision of, or constitute default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon, any property or assets of the SWVA Companies pursuant to (A) any note, bond, mortgage, indenture, or (B) any material license, agreement, lease or other instrument or obligation, to which any of the SWVA Companies is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to the receipt of the requisite approvals referred to in Section 4.7, violate any order, writ, injunction, decree, statute, rule or regulation applicable to any of the SWVA Companies or any of their properties or assets.

     (c) Capital Structure. The authorized capital stock of SWVA consists of 2,225,000 shares of common stock, par value $0.10 per share ("SWVA Common Stock"), of which 423,612 shares (including 4,328 shares held by the Management Stock Bonus Plan of SVSB, which have not been awarded under such plan and for which a Cash Election shall be made) are issued and outstanding, fully paid and nonassessable, not subject to shareholder preemptive rights, and not issued in violation of any agreement to which SWVA is a party or otherwise bound, or of any registration or qualification provisions of any federal or state securities laws outstanding options to purchase 64,049 shares of SWVA Common Stock; 275,000 shares of preferred stock, par value $0.10 per share ("SWVA Preferred Stock"), none of which shares are issued and outstanding. Except as Previously Disclosed, there are no outstanding understandings or commitments of any character pursuant to which SWVA and any of the SWVA Companies could be required or expected to issue shares of capital stock.

     (d)  Ownership, Capital Structure, and Organization of SVSB.  (1)
SWVA does not own, directly or indirectly, 5% or more of the outstanding capital stock or other voting securities of any corporation, bank or other organization actively engaged in business except SVSB and a service corporation wholly-owned by SVSB, Southwest Virginia Service Corporation, Inc. The outstanding shares of capital stock of SVSB have been duly authorized and are validly issued, and are fully paid and nonassessable and all such shares are owned by SWVA free and clear of all liens, claims and encumbrances and were not issued in violation of any agreement or of any regulation or qualification provisions of federal or state securities laws. No rights are authorized, issued or outstanding with respect to the capital stock of SVSB and there are no agreements, understandings or commitments relating to the right of SWVA to vote or to dispose of said shares. None of the shares of capital stock of SVSB has been issued in violation of the preemptive rights of any person.

     (2) SVSB is a duly organized federal savings bank, validly existing and in good standing under applicable laws. SVSB (i) has full corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted except where the absence of such power or authority would not have a material adverse effect on the financial condition, results of operations or business of SWVA on a consolidated basis, and (ii) is duly qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification and where failure to do qualify would have a material adverse effect on the financial condition, results of operations or business of SWVA on a consolidated basis. SVSB has all federal, state, local and foreign governmental authorizations and licenses necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted, except where failure to obtain such authorization or license would not have a material adverse effect on its business.

     (e) Financial Statements. SWVA's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1999, and all other documents filed or to be filed subsequent to June 30, 1999 under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act"), in the form filed with the SEC (in each such case, the "SWVA Financial Statements") did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into the SWVA Financial Statements (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in the SWVA Financial Statements (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied to banks and savings and loan holding companies during the periods involved, except as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements.

     (f) Absence of Undisclosed Liabilities. At June 30, 1999, and at any subsequent date reflected in such Financial Statements, none of the SWVA Companies had any obligation or liability (contingent or otherwise) of any nature which were not reflected in the SWVA Financial Statements, except for those which in the aggregate are immaterial or have been Previously Disclosed.

     (g)  Legal Proceedings; Compliance with Laws.  Except as
Previously Disclosed, there are no actions, suits or proceedings instituted or pending or, to the best knowledge of SWVA, threatened or probable of assertion against any of the SWVA Companies, or against any property, asset, interest or right of any of them, that are reasonably expected to have, either individually or in the aggregate, a material adverse effect on the financial condition of SWVA on a consolidated basis or that are reasonably expected to threaten or impede the consummation of the transactions contemplated by this Agreement. None of the SWVA Companies is a party to any agreement or instrument or subject to any judgment, order, writ, injunction, decree or rule that might reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business or prospects of SWVA on a consolidated basis. Except as Previously Disclosed, as of the date of this Agreement, none of the SWVA Companies nor any of their properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any federal or state governmental agency or authority charged with the supervision or regulation of depository institutions or mortgage lenders or engaged in the insurance of deposits which restricts or purports to restrict in any material respect the conduct of the business of it or any of its subsidiaries or properties, or in any manner relates to the capital, liquidity, credit policies or management of it; and except as Previously Disclosed, none of the SWVA Companies has been advised by any such regulatory authority that such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission. To the best knowledge of SWVA, the SWVA Companies have complied in all material respects with all laws, ordinances, requirements, regulations or orders applicable to its business (including environmental laws, ordinances, requirements, regulations or orders).

     (h) Regulatory Approvals. SWVA knows of no reason why the regulatory approvals referred to in Section 7.1(b) should not be obtained without the imposition of any condition of the type referred to in Section 7.1(b). SVSB is in material compliance with the applicable provisions of the Community Reinvestment Act and the regulations promulgated thereunder, and SVSB currently has a CRA rating of satisfactory or better. To the knowledge of SWVA, there is no fact or circumstance or set of facts or circumstances that would cause SVSB to fail to comply with such provisions or cause the rating of SVSB to fall below satisfactory.

     (i) Labor Relations. None of the SWVA Companies is a party to, or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of a proceeding asserting that is has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it, pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in any other organizational activity.

     (j) Tax Matters. The SWVA Companies have filed all federal, state, and local tax returns and reports required to be filed, and all taxes shown by such returns to be due and payable have been paid or are reflected as a liability in the SWVA Financial Statements or are being contested in good faith and have been Previously Disclosed. Except to the extent that liabilities therefor are specifically reflected in the SWVA Financial Statements, there are no federal, state or local tax liabilities of the SWVA Companies other than liabilities that have arisen since December 31, 1999, all of which have been properly accrued or otherwise provided for on the books and records of the SWVA Companies. Except as Previously Disclosed, no tax return or report of any of the SWVA Companies is under examination by any taxing authority or the subject of any administrative or judicial proceeding, and no unpaid tax deficiency has been asserted against any of the SWVA Companies by any taxing authority.

     (k) Property. Except as disclosed or reserved against in the SWVA Financial Statements, all of the SWVA Companies have good and marketable title free and clear of all material liens, encumbrances, charges, defaults or equities of whatever character to all of the material properties and assets, tangible or intangible, reflected in the SWVA Financial Statements as being owned by the SWVA Companies as of the dates thereof. To the best knowledge of SWVA, all buildings, and all fixtures, equipment, and other property and assets which are material to its business on a consolidated basis, held under leases or subleases by the SWVA Companies are held under valid instruments enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, merger, moratorium and similar laws. The buildings, structures, and appurtenances owned, leased, or occupied by the SWVA Companies are, to the best knowledge of SWVA, in good operating condition, in a state of good maintenance and repair and (i) comply with applicable zoning and other municipal laws and regulations, and (ii) there are no defects therein.

     (l) Reports. Since January 1, 1998, the SWVA Companies have filed all reports and statements, together with any amendments required to be made with respect thereto, that were required to be filed with the SEC, the Federal Reserve, the SCC, and any other governmental or regulatory authority or agency having jurisdiction over their operations.

     (m) Employee Benefit Plans. (1) SWVA will deliver for FNB's review, as soon as practicable, true and complete copies of all material pension, retirement, profit-sharing, deferred compensation, stock option, bonus, vacation or other material incentive plans or agreements, all material medical, dental or other health plans, all cafeteria or flexible benefits plans, all life insurance plans and all other material employee benefit plans or fringe benefit plans and any related trust or other funding instrument, including, without limitation, all "employee benefit plans" as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), currently adopted, maintained by, sponsored in whole or in part by, or contributed to by SWVA or SVSB for the benefit of current or former employees, retirees or other beneficiaries eligible to participate (collectively, the "SWVA Benefit Plans"). Any of the SWVA Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "SWVA ERISA Plan." No SWVA Benefit Plan is or has been a "multiemployer plan," as defined in Section 3(37) of ERISA.

     (2) Except as Previously Disclosed, all SWVA Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code of 1986, as amended (the "IRC") and any other applicable laws, rules and regulations the breach or violation of which could result in a material liability to SWVA on a consolidated basis. In the case of any plan intended to be qualified under IRC Section 401, compliance with such qualification requirements shall mean the receipt of a current, favorable determination letter from the Internal Revenue Service based on laws changes effective through 1994 and operation of the plan in accordance with its terms or in accordance with any subsequently enacted law for which the remedial amendment period has not yet ended.

     (3) No SWVA ERISA Plan which is subject to the minimum funding standards of Section 302 of ERISA or IRC Section 412 has any "unfunded current liability," as that term is defined in Section
302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan which is a "defined benefit plan," as that term is defined in
Section 3(35) of ERISA, exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan was terminated in accordance with all applicable legal requirements.

     (n) Investment Securities. Except as Previously Disclosed and except for pledges to secure public and trust deposits and obligations under agreements pursuant to which any of the SWVA Companies has sold securities subject to an obligation to repurchase, none of the investment securities reflected in the SWVA Financial Statements is subject to any restriction, contractual, statutory, or otherwise, which would impair materially the ability of the holder of such investment to dispose freely of any such investment at any time.

     (o) Certain Contracts. (1) Except as Previously Disclosed, neither SWVA nor any SWVA subsidiary is a party to, or is bound by, (i) any material agreement, arrangement or commitment, (ii) any agreement, indenture or other instrument relating to the borrowing of money by SWVA or SVSB or the guarantee by SWVA or SVSB of any such obligation, (iii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election, retention in office or severance of any present or former director or officer, (iv) any agreement to make loans or for the provision, purchase or sale of goods, services or property between SWVA or SVSB and any director or officer of SWVA or SVSB, or any member of the immediate family or affiliate of any of the foregoing, or (v) any agreement between SWVA or SVSB and any 5% or more shareholder of SWVA; in each case other than agreements entered into in the ordinary course of the banking business of SWVA or SVSB consistent with past practice.

     (2) Neither SWVA or SVSB, nor to the knowledge of SWVA, the other party thereto, is in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument whether entered into in the ordinary course of business or otherwise, nor has there occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, other than defaults of loan agreements by borrowers from SWVA or SVSB in the ordinary course of its business.

     (p) Insurance. A complete list of all policies or binders of fire, liability, product liability, workmen's compensation, vehicular and other insurance held by or on behalf of the SWVA Companies has previously been furnished to FNB and all such policies or binders are valid and enforceable in accordance with their terms, are in full force and effect, and insure against risks and liabilities to the extent and in the manner customary for the industry and are deemed appropriate and sufficient by SWVA. The SWVA Companies are not in default with respect to any provision contained in any such policy or binder and have not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. None of the SWVA Companies has received notice of cancellation or non-renewal of any such policy or binder. None of the SWVA Companies has knowledge of any inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts or the occurrence of any event that is reasonably likely to form the basis for any material claim against it not fully covered (except to the extent of any applicable deductible) by the policies or binders referred to above. None of the SWVA Companies has received notice from any of its insurance carriers that any insurance premiums will be increased materially in the future or that any such insurance coverage will not be available in the future on substantially the same terms as now in effect.

     (q) Loans, OREO, and Allowance for Loan Losses. (1) Except as Previously Disclosed, and except for matters which individually or in the aggregate, do not materially adversely affect the Merger or the financial condition of SWVA, to SWVA's best knowledge each loan reflected as an asset in the SWVA Financial Statements or the financial statements of SVSB (i) is evidenced by notes, agreements, or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. All loans and extensions of credit which are subject to regulation of the Federal Reserve which have been made by SWVA and SVSB comply therewith.

     (2) The classification on the books and records of SWVA and SVSB of loans and/or non-performing assets as nonaccrual, troubled debt restructuring, OREO or other similar classification, complies in all material respects with generally accepted accounting principles and applicable regulatory accounting principles.

     (3) Except for liens, security interests, claims, charges, or such other encumbrances as have been appropriately reserved for in the SWVA Financial Statements or are not material, title to the OREO is good and marketable, and there are no adverse claims or encumbrances on the OREO. All title, hazard and other insurance claims and mortgage guaranty claims with respect to the OREO have been timely filed and neither SWVA nor SVSB has been received any notice of denial of any such claim.

     (4) SWVA and SVSB are in possession of all of the OREO or, if any of the OREO remains occupied by the mortgagor, eviction or summary proceedings have been commenced or rental arrangements providing for market rental rates have been agreed upon and SWVA and/or SVSB are diligently pursuing such eviction of summary proceedings or such rental arrangements. Except as Previously Disclosed, no legal proceeding or quasi-legal proceeding is pending or, to the knowledge of SWVA and SVSB, threatened concerning any OREO or any servicing activity or omission to provide a servicing activity with respect to any of the OREO.

     (5) Except as Previously Disclosed, all loans made by any of the SWVA Companies to facilitate the disposition of OREO are performing in accordance with their terms.

     (6) The allowance for possible loan losses shown on the SWVA Financial Statements was, and the allowance for possible loan losses shown on the financial statements of SWVA as of dates subsequent to the execution of this Agreement will be, in each case as of the dates thereof, adequate in all material respects to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) of the SWVA Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by SWVA.

     (r) Absence of Material Changes and Events. Since June 30, 1999, there has not been any material adverse change in the condition (financial or otherwise), aggregate assets or liabilities, cash flow, earnings or business or SWVA, and SWVA has conducted its business only in the ordinary course consistent with past practice.

     (s) Statements True and Correct. None of the information supplied or to be supplied by SWVA for inclusion in the Registration Statement, the Proxy Statement/Prospectus or any other document to be filed with the SEC or any other regulatory authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and, in the case of the Registration Statement, when it becomes effective and with respect to the Proxy Statement/Prospectus, when first mailed to SWVA shareholders, be false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Proxy Statement/Prospectus or any supplement thereto, at the time of the SWVA Shareholders' Meeting, be false or misleading with respect to any material fact or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the SWVA Shareholders' Meeting. All documents that SWVA is responsible for filing with the SEC or any other regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law, including applicable provisions of federal and state securities law.

     (t) Brokers and Finders. Neither SWVA nor SVSB, nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein, except for RP Financial.

     (u) Repurchase Agreements. With respect to all agreements pursuant to which SWVA or SVSB has purchased securities subject to an agreement to resell, if any, SWVA or SVSB, as the case may be, has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

     (v)  Trust Accounts.  SVSB does not provide trust services.

     (w) Environmental Matters. (1) Except as Previously Disclosed, to the best of SWVA's knowledge, neither SWVA nor SVSB owns or leases any properties affected by toxic waste, radon gas or other hazardous conditions or constructed in part with the use of asbestos. Each of SWVA and SVSB is in substantial compliance with all Environmental Laws applicable to real or personal properties in which it has a direct fee ownership or, with respect to a direct interest as lessee, applicable to the leasehold premises or, to the best knowledge of SWVA and SVSB, the premises on which the leasehold is situated. Neither SWVA nor SVSB has received any Communication alleging that SWVA or SVSB is not in such compliance and, to the best knowledge of SWVA and SVSB, there are no present circumstances (including Environmental Laws that have been adopted but are not yet effective) that would prevent or interfere with the continuation of such compliance.

     (2) There are no legal, administrative, arbitral or other claims, causes of action or governmental investigations of any nature, seeking to impose, or that could result in the imposition, on SWVA and SVSB of any liability arising under any Environmental Laws pending or, to the best knowledge of SWVA and SVSB, threatened against (A) SWVA or SVSB, (B) any person or entity whose liability for any Environmental Claim, SWVA or SVSB has or may have retained or assumed either contractually or by operation of law, or (C) any real or personal property which SWVA or SVSB owns or leases, or has been or is judged to have managed or to have supervised or participated in the management of, which liability might have a material adverse effect on the business, financial condition or results of operations of SWVA. SWVA and SVSB are not subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

     (3) To the best knowledge of SWVA and SVSB, there are no legal, administrative, arbitral or other proceedings, or Environmental Claims or other claims, causes of action or governmental investigations of any nature, seeking to impose, or that could result in the imposition, on SWVA or SVSB of any liability arising under any Environmental Laws pending or threatened against any real or personal property in which SWVA or SVSB holds a security interest in connection with a loan or a loan participation which liability might have a material adverse effect on the business, financial condition or results of operations of SWVA. SWVA and SVSB are not subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

     (4) With respect to all real and personal property owned or leased by SWVA or SVSB, other than OREO, SWVA has made available to FNB copies of any environmental audits, analyses and surveys that have been prepared relating to such properties. With respect to all OREO held by SWVA or SVSB and all real or personal property which SWVA or SVSB has been or is judged to have managed or to have supervised or participated in the management of, SWVA has made available to FNB the information relating to such OREO available to SWVA. SWVA and SVSB are in compliance in all material respects with all recommendations contained in any environmental audits, analyses and surveys relating to any of the properties, real or personal, described in this subsection (4).

     (5) There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Materials of Environmental Concern, that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Laws currently in effect or adopted but not yet effective against SWVA or SVSB or against any person or entity whose liability for any Environmental Claim SWVA or SVSB has or may have retained or assumed either contractually or by operation of law.

     4.2 Representations and Warranties of FNB. FNB represents and warrants to SWVA as follows:

     (a) Organization, Standing and Power. (1) FNB is a corporation duly organized, validly existing and in good standing under the laws of Virginia. It has all requisite corporate power and authority to carry on its business as now being conducted and to own and operate its assets, properties and business, and FNB has the corporate power and authority to execute and deliver this Agreement and perform the respective terms of this Agreement and Plan of Merger. FNB is duly registered as a bank holding company under the Bank Holding Company Act of 1956. First National Bank, a wholly owned subsidiary of FNB, is a national banking association, duly organized, validly existing and in good standing under the laws of the United States, is in compliance in all material respects with all rules and regulations promulgated by any relevant regulatory authority, it has all requisite corporate power and authority to carry on its business as now being conducted and to own and operate its assets, properties and business, is an "insured bank" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder and its deposits are insured to the fullest extent allowed by law by the Bank Insurance Fund of the Federal Deposit Insurance Corporation.

     (2) FNB has Previously Disclosed its subsidiary corporations (and the subsidiaries thereof) (the "FNB Subsidiaries" and, collectively with FNB, the "FNB Companies"). Except as Previously Disclosed, none of the FNB Companies owns any equity securities of any other corporation or entity.

     (b) Authority. (1) The execution and delivery of this Agreement and the Plan of Merger and the consummation of the Merger have been duly and validly authorized by all necessary corporate action on the part of FNB, except the approval of shareholders. The Agreement represents the legal, valid, and binding obligation of FNB, enforceable against FNB in accordance with its terms (except in all such cases as enforceability may be limited by applicable bankruptcy, insolvency, merger, moratorium or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     (2) Neither the execution and delivery of the Agreement, the consummation of the transactions contemplated therein, nor the compliance by FNB with any of the provisions thereof will (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of FNB,
(ii) except as Previously Disclosed, constitute or result in the breach of any term, condition or provision of, or constitute default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon, any property or assets of the FNB Companies pursuant to (A) any note, bond, mortgage, indenture, or (B) any material license, agreement, lease or other instrument or obligation, to which any of the FNB Companies is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to the receipt of the requisite approvals referred to in Section 4.7, violate any order, writ, injunction, decree, statute, rule or regulation applicable to any of the FNB Companies or any of their properties or assets.

     (c) Capital Structure. The authorized capital stock of FNB consists of: 10,000,000 shares of common stock, par value $5.00 per share ("FNB Common Stock"), of which 4,084,172 shares are issued and outstanding, fully paid and nonassessable, not subject to shareholder preemptive rights, and not issued in violation of any agreement to which FNB is a party or otherwise bound, or of any registration or qualification provisions of any federal or state securities laws. The shares of FNB Common Stock to be issued in exchange for shares of SWVA Common Stock upon consummation of the Merger will have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and subject to no preemptive rights. Except as Previously Disclosed, there are no outstanding understandings or commitments of any character pursuant to which FNB and any of the FNB Companies could be required or expected to issue shares of capital stock.

     (d) Ownership of the FNB Subsidiaries; Capital Structure of FNB Subsidiaries; and Organization of the FNB Subsidiaries. (1) FNB does not own, directly or indirectly, 5% or more of the outstanding capital stock or other voting securities of any corporation, bank or other organization actively engaged in business except as Previously Disclosed. The outstanding shares of capital stock of each FNB Subsidiary have been duly authorized and are validly issued, and are fully paid and nonassessable and all such shares are owned by FNB or an FNB Subsidiary free and clear of all liens, claims and encumbrances and were not issued in violation of any agreement or of any regulation or qualification provisions of federal or state securities laws. No rights are authorized, issued or outstanding with respect to the capital stock of any FNB Subsidiary and there are no agreements, understandings or commitments relating to the right of FNB to vote or to dispose of said shares. None of the shares of capital stock of any FNB Subsidiary has been issued in violation of the preemptive rights of any person.

     (2) Each FNB Subsidiary is a duly organized corporation or association, validly existing and in good standing under applicable laws.
Each FNB Subsidiary (i) has full corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted except where the absence of such power or authority would not have a material adverse effect on the financial condition, results of operations or business of FNB on a consolidated basis, and (ii) is duly qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification and where failure to do qualify would have a material adverse effect on the financial condition, results of operations or business of FNB on a consolidated basis. Each FNB Subsidiary has all federal, state, local and foreign governmental authorizations and licenses necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted, except where failure to obtain such authorization or license would not have a material adverse effect on the business of such FNB Subsidiary.

     (e) Financial Statements. FNB's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, and all other documents filed or to be filed subsequent to December 31, 1999 under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act"), in the form filed with the SEC (in each such case, the "FNB Financial Statements") did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into the FNB Financial Statements (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in the FNB Financial Statements (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied to banks and bank holding companies during the periods involved, except as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements.

     (f) Absence of Undisclosed Liabilities. At December 31, 1999, and at any subsequent date reflected in such Financial Statements, none of the FNB Companies had any obligation or liability (contingent or otherwise) of any nature which were not reflected in the FNB Financial Statements, except for those which in the aggregate are immaterial or have been Previously Disclosed.

     (g)  Legal Proceedings; Compliance with Laws.  Except as
Previously Disclosed, there are no actions, suits or proceedings instituted or pending or, to the best knowledge of FNB, threatened or probable of assertion against any of the FNB Companies, or against any property, asset, interest or right of any of them, that are reasonably expected to have, either individually or in the aggregate, a material adverse effect on the financial condition of FNB on a consolidated basis or that are reasonably expected to threaten or impede the consummation of the transactions contemplated by this Agreement. None of the FNB Companies is a party to any agreement or instrument or subject to any judgment, order, writ, injunction, decree or rule that might reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business or prospects of FNB on a consolidated basis. Except as Previously Disclosed, as of the date of this Agreement, none of the FNB Companies nor any of their properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any federal or state governmental agency or authority charged with the supervision or regulation of depository institutions or mortgage lenders or engaged in the insurance of deposits which restricts or purports to restrict in any material respect the conduct of the business of it or any of its subsidiaries or properties, or in any manner relates to the capital, liquidity, credit policies or management of it; and except as Previously Disclosed, none of the FNB Companies has been advised by any such regulatory authority that such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission. To the best knowledge of FNB, the FNB Companies have complied in all material respects with all laws, ordinances, requirements, regulations or orders applicable to its business (including environmental laws, ordinances, requirements, regulations or orders).

     (h) Regulatory Approvals. FNB knows of no reason why the regulatory approvals referred to in Section 7.1(b) should not be obtained without the imposition of any condition of the type referred to in Section 7.1(b). First National is in material compliance with the applicable provisions of the Community Reinvestment Act and the regulations promulgated thereunder, and First National currently has a CRA rating of satisfactory or better. To the knowledge of FNB, there is no fact or circumstance or set of facts or circumstances that would cause First National to fail to comply with such provisions or cause the rating of First National to fall below satisfactory.

     (i) Labor Relations. None of the FNB Companies is a party to, or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of a proceeding asserting that is has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it, pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in any other organizational activity.

     (j) Tax Matters. The FNB Companies have filed all federal, state, and local tax returns and reports required to be filed, and all taxes shown by such returns to be due and payable have been paid or are reflected as a liability in the FNB Financial Statements or are being contested in good faith and have been Previously Disclosed. Except to the extent that liabilities therefor are specifically reflected in the FNB Financial Statements, there are no federal, state or local tax liabilities of the FNB Companies other than liabilities that have arisen since December 31, 1999, all of which have been properly accrued or otherwise provided for on the books and records of the FNB Companies. Except as Previously Disclosed, no tax return or report of any of the FNB Companies is under examination by any taxing authority or the subject of any administrative or judicial proceeding, and no unpaid tax deficiency has been asserted against any of the FNB Companies by any taxing authority.

     (k) Property. Except as disclosed or reserved against in the FNB Financial Statements, all of the FNB Companies have good and marketable title free and clear of all material liens, encumbrances, charges, defaults or equities of whatever character to all of the material properties and assets, tangible or intangible, reflected in the FNB Financial Statements as being owned by the FNB Companies as of the dates thereof. To the best knowledge of FNB, all buildings, and all fixtures, equipment, and other property and assets which are material to its business on a consolidated basis, held under leases or subleases by the FNB Companies are held under valid instruments enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, merger, moratorium and similar laws. The buildings, structures, and appurtenances owned, leased, or occupied by the FNB Companies are, to the best knowledge of FNB, in good operating condition, in a state of good maintenance and repair and (i) comply with applicable zoning and other municipal laws and regulations, and (ii) there are no latent defects therein.

     (l) Reports. Since January 1, 1998, the FNB Companies have filed all reports and statements, together with any amendments required to be made with respect thereto, that were required to be filed with the SEC, the Federal Reserve, the SCC, and any other governmental or regulatory authority or agency having jurisdiction over their operations.

     (m) Employee Benefit Plans. (1) FNB will deliver for SWVA's review, as soon as practicable, true and complete copies of all material pension, retirement, profit-sharing, deferred compensation, stock option, bonus, vacation or other material incentive plans or agreements, all material medical, dental or other health plans, all cafeteria or flexible benefits plans, all life insurance plans and all other material employee benefit plans or fringe benefit plans and any related trust or other funding instrument, including, without limitation, all "employee benefit plans" as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), currently adopted, maintained by, sponsored in whole or in part by, or contributed to by FNB or any FNB Subsidiary for the benefit of current or former employees, retirees or other beneficiaries eligible to participate (collectively, the "FNB Benefit Plans"). Any of the FNB Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "FNB ERISA Plan." No FNB Benefit Plan is or has been a "multiemployer plan," as defined in Section 3(37) of ERISA.

     (2) Except as Previously Disclosed, all FNB Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code of 1986, as amended (the "IRC") and any other applicable laws, rules and regulations the breach or violation of which could result in a material liability to FNB on a consolidated basis. In the case of any plan intended to be qualified under IRC Section 401, compliance with such qualification requirements shall mean the receipt of a current, favorable determination letter from the Internal Revenue Service based on laws changes effective through 1994 and operation of the plan in accordance with its terms or in accordance with any subsequently enacted law for which the remedial amendment period has not yet ended.

     (3) No FNB ERISA Plan which is subject to the minimum funding standards of Section 302 of ERISA or IRC Section 412 has any "unfunded current liability," as that term is defined in Section
302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan which is a "defined benefit plan," as that term is defined in
Section 3(35) of ERISA, exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan was terminated in accordance with all applicable legal requirements.


     (n) Investment Securities. Except for pledges to secure public and trust deposits and obligations under agreements pursuant to which any of the FNB Companies has sold securities subject to an obligation to repurchase, none of the investment securities reflected in the FNB Financial Statements is subject to any restriction, contractual, statutory, or otherwise, which would impair materially the ability of the holder of such investment to dispose freely of any such investment at any time.

     (o) Certain Contracts. (1) Except as Previously Disclosed, neither FNB nor any FNB subsidiary is a party to, or is bound by, (i) any material agreement, arrangement or commitment, (ii) any agreement, indenture or other instrument relating to the borrowing of money by FNB or any FNB Subsidiary or the guarantee by FNB or any FNB Subsidiary of any such obligation, (iii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election, retention in office or severance of any present or former director or officer, (iv) any agreement to make loans or for the provision, purchase or sale of goods, services or property between FNB or any FNB Subsidiary and any director or officer of FNB or any FNB Subsidiary, or any member of the immediate family or affiliate of any of the foregoing, or (v) any agreement between FNB or any FNB Subsidiary and any 5% or more shareholder of FNB; in each case other than agreements entered into in the ordinary course of the banking business of FNB or a FNB Subsidiary consistent with past practice.

     (2) Neither FNB or any FNB Subsidiary, nor to the knowledge of FNB, the other party thereto, is in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument whether entered into in the ordinary course of business or otherwise, nor has there occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, other than defaults of loan agreements by borrowers from FNB or a FNB Subsidiary in the ordinary course of its business.

     (p) Insurance. A complete list of all policies or binders of fire, liability, product liability, workmen's compensation, vehicular and other insurance held by or on behalf of the FNB Companies has previously been furnished to SWVA and all such policies or binders are valid and enforceable in accordance with their terms, are in full force and effect, and insure against risks and liabilities to the extent and in the manner customary for the industry and are deemed appropriate and sufficient by FNB. The FNB Companies are not in default with respect to any provision contained in any such policy or binder and have not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. None of the FNB Companies has received notice of cancellation or non-renewal of any such policy or binder. None of the FNB Companies has knowledge of any inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts or the occurrence of any event that is reasonably likely to form the basis for any material claim against it not fully covered (except to the extent of any applicable deductible) by the policies or binders referred to above. None of the FNB Companies has received notice from any of its insurance carriers that any insurance premiums will be increased materially in the future or that any such insurance coverage will not be available in the future on substantially the same terms as now in effect.

     (q) Loans, OREO, and Allowance for Loan Losses. (1) Except as Previously Disclosed, and except for matters which individually or in the aggregate, do not materially adversely affect the Merger or the financial condition of FNB, to FNB's best knowledge each loan reflected as an asset in the FNB Financial Statements or the financial statements of any FNB Subsidiary
(i) is evidenced by notes, agreements, or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. All loans and extensions of credit which are subject to regulation of the Federal Reserve which have been made by FNB and the FNB Subsidiaries comply therewith.

     (2) The classification on the books and records of FNB and each FNB Subsidiary of loans and/or non-performing assets as nonaccrual, troubled debt restructuring, OREO or other similar classification, complies in all material respects with generally accepted accounting principles and applicable regulatory accounting principles.

     (3) Except for liens, security interests, claims, charges, or such other encumbrances as have been appropriately reserved for in the FNB Financial Statements or are not material, title to the OREO is good and marketable, and there are no adverse claims or encumbrances on the OREO. All title, hazard and other insurance claims and mortgage guaranty claims with respect to the OREO have been timely filed and neither FNB nor any FNB Subsidiary has been received any notice of denial of any such claim.

     (4) FNB and each FNB Subsidiary are in possession of all of the OREO or, if any of the OREO remains occupied by the mortgagor, eviction or summary proceedings have been commenced or rental arrangements providing for market rental rates have been agreed upon and FNB and/or each FNB Subsidiary are diligently pursuing such eviction of summary proceedings or such rental arrangements. Except as Previously Disclosed, no legal proceeding or quasi-legal proceeding is pending or, to the knowledge of FNB and each FNB Subsidiary, threatened concerning any OREO or any servicing activity or omission to provide a servicing activity with respect to any of the OREO.

     (5) Except as Previously Disclosed, all loans made by any of the FNB Companies to facilitate the disposition of OREO are performing in accordance with their terms.

     (6)  The allowance for possible loan losses shown on the FNB
Financial Statements was, and the allowance for possible loan losses shown on the financial statements of FNB as of dates subsequent to the execution of this Agreement will be, in each case as of the dates thereof, adequate in all material respects to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) of the FNB Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by FNB.

     (r)  Absence of Material Changes and Events.  Since December 31,
1999, there has not been any material adverse change in the condition (financial or otherwise), aggregate assets or liabilities, cash flow, earnings or business or FNB, and FNB has conducted its business only in the ordinary course consistent with past practice.

     (s) Statements True and Correct. None of the information supplied or to be supplied by FNB for inclusion in the Registration Statement, the Proxy Statement/Prospectus or any other document to be filed with the SEC or any other regulatory authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and, in the case of the Registration Statement, when it becomes effective and with respect to the Proxy Statement/Prospectus, when first mailed to SWVA shareholders, be false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Proxy Statement/Prospectus or any supplement thereto, at the time of the SWVA Shareholders' Meeting, be false or misleading with respect to any material fact or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the SWVA Shareholders' Meeting. All documents that FNB is responsible for filing with the SEC or any other regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law, including applicable provisions of federal and state securities law.

     (t) Brokers and Finders. Neither FNB nor any FNB Subsidiary, nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein, except for The Carson Medlin Company.

     (u) Repurchase Agreements. With respect to all agreements pursuant to which FNB or any FNB Subsidiary has purchased securities subject to an agreement to resell, if any, FNB or such FNB Subsidiary, as the case may be, has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

     (v) Administration of Trust Accounts. FNB and FNB Subsidiaries have properly administered, in all respects material and which could reasonably be expected to be material to the business, operations or financial condition of FNB and FNB Subsidiaries, taken as a whole, all accounts for which they act as fiduciaries including but not limited to accounts for which they serve as trustees, agents, custodians, personal representatives, guardians, conservators or investment advisors, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Neither FNB nor a FNB Subsidiary, nor any director, officer or employee of FNB or a FNB Subsidiary has committed any breach of trust with respect to any such fiduciary account which is material to or could reasonably be expected to be material to the business, operations or financial condition of FNB, or a FNB Subsidiary, taken as a whole, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

     (w) Environmental Matters. (1) Except as Previously Disclosed, to the best of FNB's knowledge, neither FNB nor any FNB Subsidiary owns or leases any properties affected by toxic waste, radon gas or other hazardous conditions or constructed in part with the use of asbestos. Each of FNB and the FNB Subsidiaries is in substantial compliance with all Environmental Laws applicable to real or personal properties in which it has a direct fee ownership or, with respect to a direct interest as lessee, applicable to the leasehold premises or, to the best knowledge of FNB and the FNB Subsidiaries, the premises on which the leasehold is situated. Neither FNB nor any FNB Subsidiary has received any Communication alleging that FNB or such FNB Subsidiary is not in such compliance and, to the best knowledge of FNB and the FNB Subsidiaries, there are no present circumstances (including Environmental Laws that have been adopted but are not yet effective) that would prevent or interfere with the continuation of such compliance.

     (2) There are no legal, administrative, arbitral or other claims, causes of action or governmental investigations of any nature, seeking to impose, or that could result in the imposition, on FNB and the FNB Subsidiaries of any liability arising under any Environmental Laws pending or, to the best knowledge of FNB and the FNB Subsidiaries, threatened against (A) FNB or any FNB Subsidiary, (B) any person or entity whose liability for any Environmental Claim, FNB or any FNB Subsidiary has or may have retained or assumed either contractually or by operation of law, or (C)any real or personal property which FNB or any FNB Subsidiary owns or leases, or has been or is judged to have managed or to have supervised or participated in the management of, which liability might have a material adverse effect on the business, financial condition or results of operations of FNB. FNB and the FNB Subsidiaries are not subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

     (3)  To the  best  knowledge  of FNB  and the  FNB
Subsidiaries, there are no legal, administrative, arbitral or other proceedings, or Environmental Claims or other claims, causes of action or governmental investigations of any nature, seeking to impose, or that could result in the imposition, on FNB or any FNB Subsidiary of any liability arising under any Environmental Laws pending or threatened against any real or personal property in which FNB or any FNB Subsidiary holds a security interest in connection with a loan or a loan participation which liability might have a material adverse effect on the business, financial condition or results of operations of FNB. FNB and the FNB Subsidiaries are not subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

     (4) With respect to all real and personal property owned or leased by FNB or any FNB Subsidiary, other than OREO, FNB has made available to SWVA copies of any environmental audits, analyses and surveys that have been prepared relating to such properties. With respect to all OREO held by FNB or any FNB Subsidiary and all real or personal property which FNB or any FNB Subsidiary has been or is judged to have managed or to have supervised or participated in the management of, FNB has made available to SWVA the information relating to such OREO available to FNB. FNB and the FNB Subsidiaries are in compliance in all material respects with all recommendations contained in any environmental audits, analyses and surveys relating to any of the properties, real or personal, described in this subsection (4).

     (5) There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Materials of Environmental Concern, that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Laws currently in effect or adopted but not yet effective against FNB or any FNB Subsidiary or against any person or entity whose liability for any Environmental Claim FNB or any FNB Subsidiary has or may have retained or assumed either contractually or by operation of law.

                                  ARTICLE 5
                     Conduct Prior to the Effective Date

     5.1 Access to Records and Properties. SWVA will keep FNB, and FNB will keep SWVA advised of all material developments relevant to their respective businesses prior to consummation of the Merger. Prior to the Effective Date, FNB, on the one hand, and SWVA on the other, agree to give to the other party reasonable access to all the premises and books and records (including tax returns filed and those in preparation) of it and its subsidiaries and to cause its officers to furnish the other with such financial and operating data and other information with respect to the business and properties as the other shall from time to time request for the purposes of verifying the warranties and representations set forth herein; provided, however, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the respective business of the other.

     5.2 Confidentiality. Between the date of this Agreement and the Effective Date, FNB and SWVA each will maintain in confidence, and cause its directors, officers, employees, agents and advisors to maintain in confidence, and not use to the detriment of the other party, any written, oral or other information obtained in confidence from the other party or a third party in connection with this Agreement or the transactions contemplated hereby unless such information is already known to such party or to others not bound by a duty of confidentiality or unless such information becomes publicly available through no fault of such party, unless use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereby or unless the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings. If the Merger is not consummated, each party will return or destroy as much of such written information as may reasonably be requested.

     5.3 Registration Statement, Proxy Statement and Shareholder Approval. The Board of Directors of SWVA will duly call and will hold a meeting of its shareholders as soon as practicable for the purpose of approving the Merger (the "SWVA Shareholders' Meeting") and, subject to the fiduciary duties of the Board of Directors of SWVA (as determined after consultation with its counsel and as presented in writing), SWVA shall use its best efforts to solicit and obtain votes of the holders of its Common Stock in favor of the Merger and will comply with the provisions in its Articles of Incorporation and Bylaws relating to the call and holding of a meeting of shareholders for such purpose; and SWVA shall, at its own discretion, recess or adjourn the meeting if such recess or adjournment is deemed by SWVA to be necessary or desirable. FNB and SWVA agree to cooperate in the preparation of the Registration Statement to be filed by FNB with the SEC (the "Registration Statement") in connection with the issuance of FNB Common Stock in the Merger, including the proxy statement and other proxy material of SWVA constituting a part thereof (the "Proxy Statement"), and FNB will use its best efforts to have the Registration Statement declared effective as promptly as possible. When the Registration Statement or any post-effective amendment or supplement thereto shall become effective, and at all times subsequent to such effectiveness, up to and including the date of the SWVA Shareholders' Meeting, such Registration Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished or to be furnished by SWVA relating to the SWVA Companies and by FNB relating to the FNB Companies, (i) will comply in all material respects with the provisions of the Securities Act of 1933 and any other applicable statutory or regulatory requirements, including applicable state blue-sky and securities laws, and
(ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading; provided, however, in no event shall any party hereto be liable for any untrue statement of a material fact or omission to state a material fact in the Registration Statement made in reliance upon, and in conformity with, written information concerning another party furnished by such other party specifically for use in the Registration Statement.

     5.4 Operation of the Business of FNB and SWVA. From the date hereof to the Effective Date, FNB and SWVA will operate their respective businesses substantially as presently operated and only in the ordinary course, and, consistent with such operation, they will use their best efforts to preserve intact their relationships with persons having business dealings with them. Without limiting the generality of the foregoing, and except as provided in
Section 5.12, neither FNB nor SWVA will, without the prior written consent of the other, which consent shall not be unreasonably withheld:

     (a) Make any change in its authorized capital stock, or issue or sell any additional shares of, securities convertible into or exchangeable for, or options (excluding those options provided for in the 2000 FNB Corporation Incentive Stock Compensation Plan, but the number of such options to be issued shall not exceed 50,000), warrants or rights to purchase, its capital stock, nor shall it purchase, redeem or otherwise acquire any of its outstanding shares of capital stock, provided that FNB or SWVA may issue shares of common stock pursuant to options granted or issued prior to the date hereof and FNB may repurchase FNB Common Stock consistent with past practices;

     (b) Voluntarily make any changes in the composition of its officers, directors or other key management personnel;

     (c) Make any change in the compensation or title of any officer, director or key management employee or make any change in the compensation or title of any other employee, other than permitted by current employment policies in the ordinary course of business, any of which changes shall be reported promptly to the other party provided, however, that on or before the Effective Date, SWVA may extend the term of the employment agreements of D. W. Shilling and Barbara Weddle for terms not to exceed 36 months and 12 months from the Effective Date, respectively;

     (d) Enter into any bonus, incentive compensation, stock option, deferred compensation, profit sharing, thrift, retirement, pension, group insurance or other benefit plan or any employment or consulting agreement (excluding calendar year bonuses and 2001 Sales Incentives consistent with past practice);

     (e) Incur any obligation or liability (whether absolute or contingent, excluding suits instituted against it), make any pledge, or encumber any of its assets, nor dispose of any of its assets in any other manner, except in the ordinary course of its business and for adequate value, or as otherwise specifically permitted in this Agreement, and excluding FHLB borrowings consistent with past practice;

     (f) Except as permitted by Section 5.4(a) hereof, issue or contract to issue any shares of its Common Stock, options for shares of its Common Stock, or securities exchangeable for or convertible into such shares;

     (g)  Knowingly waive any right to substantial value;

     (h) Enter into material transactions otherwise than in the ordinary course of its business;

     (i) Alter, amend or repeal its Bylaws or Articles of Incorporation (excluding any amendment with respect to SVSB in order to add one director to SVSB's Board); or

     (j) Propose or take any other action which would make any representation or warranty in Section 4.1 or Section 4.2 hereof untrue.

     5.5 Dividends. FNB and SWVA may declare and pay only regular periodic cash dividends in the ordinary course of business and consistent with past practice from the date of this Agreement through the Effective Date. Any dividend increase by SWVA or FNB in excess of $.01 per share must be approved by the other.

     5.6 No Solicitation. Without the prior written consent of FNB, SWVA shall not, and shall cause its officers, directors, agents, advisors and affiliates not to, solicit or encourage inquires or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, an Acquisition Transaction (as hereinafter defined); provided, however, that nothing contained in this Section 5.6 shall prohibit the Board of Directors of SWVA from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited, written bona fide proposal regarding an Acquisition Transaction if, and only to the extent that (A) the Board of Directors of SWVA concludes in good faith, after consultation with and consideration of the written advice of outside counsel, that the failure to furnish such information or enter into such discussions or negotiations would constitute a breach of its fiduciary duties to shareholders under applicable law, and (B) the Board of Directors of SWVA concludes in good faith that the proposal regarding the Acquisition Transaction contains an offer of consideration that is superior to the consideration set forth herein. SWVA shall immediately notify FNB orally and in writing of its receipt of any such proposal or inquiry, of the material terms and conditions thereof, and, if possible, of the identity of the person making such proposal or inquiry. For purposes of this Agreement, "Acquisition Transaction" means any merger, consolidation, share exchange, joint venture, business combination or similar transaction or any purchase of all or any material portion of the assets of an entity.

     5.7 Regulatory Filings. FNB and SWVA shall prepare jointly all regulatory filings required to consummate the transactions contemplated by the Agreement and the Plan of Merger and submit the filings for approval with the Federal Reserve Board and the SCC, and any other governing regulatory authority, as soon as practicable after the date hereof. FNB and SWVA shall use their best efforts to obtain approvals of such filings.

     5.8 Public Announcements. Each party will consult with the other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultations except as may be required by law.

     5.9 Notice of Breach. FNB and SWVA will give written notice to the other promptly upon becoming aware of the impending or threatened occurrence of any event which would cause or constitute a breach of any of the representations, warranties or covenants made to the other party in this

Agreement and will use its best efforts to prevent or promptly remedy the same.

     5.10 Accounting Treatment. FNB and SWVA acknowledge that the Merger shall be accounted for as a purchase under generally accepted accounting principles.

     5.11  Merger Consummation.   Subject  to the  terms and conditions of
this Agreement, each party shall use its best efforts in good faith to take, or cause to be taken, all actions, and to do or cause to be done all things necessary, proper or desirable, or advisable under applicable laws, as promptly as practicable so as to permit consummation of the Merger at the earliest possible date, consistent with Section 1.5 herein, and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other parties hereto to that end, and each of FNB and SWVA shall use, and shall cause each of their respective subsidiaries to use, its best efforts to obtain all consents (governmental or other) necessary or desirable for the consummation of the transactions contemplated by this Agreement.

     5.12 FNB Acquisition Transaction. Nothing contained in this Agreement shall prevent FNB from entering into an Acquisition Transaction with a third party so long as FNB and its successors comply with the terms of the Merger with SWVA.

     5.13 Affiliate Agreements. SWVA shall use its best efforts to cause each director, executive officer and other person who is an "affiliate" of SWVA under Rule 145 of the Securities Act to deliver to FNB as soon as practicable, and prior to the mailing of the Proxy Statement/Prospectus, executed letter agreements in the form of Exhibit C attached hereto providing that such person will comply with Rule 145 and will vote in favor of the Merger.

                                 ARTICLE 6
                           Additional Agreements

     6.1 Conversion of Stock Options. (a) On the Effective Date, all rights with respect to SWVA Common Stock pursuant to stock options ("SWVA Options") granted by SWVA under a SWVA stock option plan which are outstanding on the Effective Date, whether or not they are exercisable, shall be converted into and become rights with respect to FNB Common Stock, and FNB shall assume each SWVA Option in accordance with the terms of the stock option plan under which it was issued and the stock option agreement by which it is evidenced. From the Effective Date forward, (i) each SWVA Option assumed by FNB may be excised solely for shares of FNB Common Stock, (ii) the number of shares of FNB Common Stock subject to each SWVA Option shall be equal to the number of shares of SWVA Common Stock subject to such option immediately prior to the Effective Date multiplied by the Exchange Ratio and (iii) the per share exercise price under each such SWVA Option shall be adjusted by dividing the per share exercise price under each such option by the Exchange Ratio and rounding down to the nearest cent; provided, however, that the terms of each SWVA Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction after the Effective Date. It is intended that the foregoing assumption shall be undertaken in a manner that will not constitute a "modification" as defined in Section 425 of the Code, as to any stock option which is an "incentive stock option." Shares of FNB Common Stock issuable upon exercise of SWVA Options shall be covered by an effective registration statement on Form S-8, and FNB shall use its reasonable best efforts to file a registration statement on Form S-8 covering such shares as soon as possible after the Effective Date, but in no event, no later than 30 days after the Effective Date.

     6.2  Benefit Plans.

     (a)  Effective with the consummation of the Merger, the Management
Stock Bonus Plan of SVSB shall be terminated and all unawarded shares (and the Merger Consideration attributable thereto) shall be forfeited to SVSB. In addition, the SVSB ESOP (as defined in Section 6.2(c)) shall be continued and then merged as provided Section 6.2(c) below, the SVSB Defined Benefit Plan (as defined in Section 6.2(d)) shall be continued and then terminated as provided Section 6.2(d) below, and participation in the FNB 401(k) plan shall be made available to SVSB employees as provided Section 6.2(e) below. Otherwise, after consummation of the Merger, at the option of FNB (which may be applied on a plan or program by plan or program basis) and subject to FNB's best efforts, employees of SWVA and SVSB shall be entitled to participate either (x) in one or more combined plans or programs of FNB and SWVA on substantially the same basis as similarly situated employees of FNB or First National (taking into account all applicable factors, including but not limited to position, employment classification, age, length of service, pay, part time or full time status, and the like, as well as changes made in such plans and programs in the future), or (y) in plans and programs which, subject to changes required by applicable laws or by limitations imposed by insurance companies providing plan benefits, are comparable to (or a continuation of), and provide for participation on substantially the same basis, as SWVA's employee benefit plans and programs currently in effect. If and to the extent option (x) is effectuated:

     (1) (A) Coverage under FNB's plans and programs shall be available to each employee of SWVA and SVSB and his or her dependents without regard to any waiting period, evidence or requirement of insurability, actively at work requirement or preexisting condition exclusion or limitation (except to the extent and in the manner any such waiting period, evidence or requirement of insurability, actively at work requirement or exclusion or limitation applies to such employee or dependents immediately prior to the effectuation of option (x)) and (B) amounts paid or payable by employees for health care expenses for the portion of the annual benefit period prior to the date as of which option (x) becomes effective shall be credited in satisfaction of any deductible requirement and any out-of-pocket limit for the balance of the annual benefit period which includes such date.

     (2) FNB shall treat service with SWVA and SVSB before the consummation of the Merger as service with FNB for purposes of eligibility to begin participation and vesting (but not benefit accruals, except in the case of a continuation of any plan maintained by SWVA or SVSB) for purposes of all employee benefit and seniority based plans and programs, including but not limited to annual, sick and personal leave accruing following the consummation of the Merger.

Nothing contained in this Section is intended to provide any third party beneficiary rights in any current or former employee, or any spouse or dependent thereof, of SWVA, SVSB, FNB or any FNB Subsidiary, except as otherwise required by ERISA or other applicable law (determined without regard to third party beneficiary contract law).

     (b) Except to extent individually negotiated replacement contracts or settlement agreements are entered into, FNB shall honor all employment severance, consulting and other compensation contracts and agreements Previously Disclosed and executed in writing by SWVA on the one hand and any individual current or former director, officer or employee thereof on the other hand, copies of which have been previously delivered by SWVA to FNB.

     (c) As of the Effective Date, all SWVA and SVSB employees who are participants in the SVSB Employee Stock Ownership Plan (the "SVSB ESOP") shall be fully vested in their accrued benefits under the SVSB ESOP, and the SVSB ESOP shall be continued and shall be merged into the FNB Employee Stock Ownership Plan no later than two years after the Merger, with participation in the FNB Employee Stock Ownership Plan extended to eligible employees of SVSB as of the time of such plan merger. FNB shall treat service with SWVA and SVSB before the consummation of the Merger as service with FNB for purposes of eligibility to begin participation, vesting and future benefit accrual under its Employee Stock Ownership Plan.

     (d) As of the Effective Date, all SWVA and SVSB employees who are participants in the SWVA defined benefit plan maintained through the Financial Institutions Retirement Fund (the "SWVA Defined Benefit Plan") shall be fully vested in their accrued benefits under the SWVA Defined Benefit Plan, and all necessary steps shall be taken to cause the SWVA Defined Benefit Plan to be terminated no later than the end of its plan year in which the Merger occurs, in accordance with applicable law. If the SWVA Defined Benefit Plan is fully funded on termination, any funding surplus shall be used to increase accrued benefits on a basis which is nondiscriminatory under the IRC in a manner mutually agreeable to FNB, SWVA and SVSB.

     (e) Effective no later than the beginning of the first plan year of FNB's 401(k) plan commencing after the effective date of the termination of the SWVA Defined Benefit Plan, FNB shall make participation in its 401(k) plan available to the eligible employees of SWVB. FNB shall treat service with SWVA and SVSB before the consummation of the Merger as service with FNB for purposes of eligibility to begin participation, vesting and future benefit accrual under its 401(k) plan.

     6.3 Indemnification. Following the Effective Date, FNB shall indemnify and hold harmless any person who has rights to indemnification from SWVA, to the maximum extent permitted under Virginia law and in accordance with SWVA's Articles of Incorporation or Bylaws, as in effect on the date of this Agreement, to the extent legally permitted to do so, with respect to matters occurring on or prior to the Effective Date. FNB further agrees that any such person who has rights to indemnification pursuant to this
Section 6.3 is expressly made a third party beneficiary of this Section 6.3 and may directly, in such person's personal capacity, enforce such rights through an action at law or in equity or through any other manner or means of redress allowable under Virginia law to the same extent as if such person were a party hereto. Without limiting the foregoing, in any case in which corporate approval may be required to effectuate any indemnification, FNB shall direct, at the election of the party to be indemnified, that the determination of permissibility of indemnification shall be made by independent counsel mutually agreed upon between FNB and the indemnified party. Upon written application, and in accordance with, and to the extent permitted by, Virginia law, FNB will advance reasonable expenses to any person who has rights to indemnification from SWVA. FNB shall use its reasonable best efforts to maintain SWVA's existing directors' and officers' liability policy, or some other policy, including FNB's existing policy, providing at least comparable coverage, covering persons who are currently covered by such insurance of SWVA for a period of six years after the Effective Date on terms no less favorable than those in effect on the date hereof.

                                  ARTICLE 7
                           Conditions to the Merger

     7.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each of FNB and SWVA to effect the Merger and the other transactions contemplated by this Agreement shall be subject to the fulfillment or waiver at or prior to the Effective Date of the following conditions:

     (a) Shareholder Approval. Shareholders of SWVA shall have approved all matters relating to this Agreement and the Merger required to be approved by such shareholders in accordance with Virginia law.

     (b) Regulatory Approvals. This Agreement and the Plan of Merger shall have been approved by the Federal Reserve, the SCC, the Office of Thrift Supervision and any other regulatory authority whose approval is required for consummation of the transactions contemplated hereby, and such approvals shall not have imposed any condition or requirement which would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger in the reasonable opinion of the Board of Directors of FNB or SWVA.

     (c) Registration Statement. The Registration Statement shall have been declared effective and shall not be subject to a stop order or any threatened stop order.

     (d) Tax Opinion. FNB and SWVA shall have received an opinion of Mays & Valentine, L.L.P., or other counsel reasonably satisfactory to FNB and SWVA, to the effect that the Merger will constitute a merger within the meaning of Section 368 of the Internal Revenue Code and that no gain or loss will be recognized by the shareholders of SWVA to the extent they receive FNB Common Stock solely in exchange for their SWVA Common Stock in the Merger.

     (e) Opinions of Counsel. SWVA shall have delivered to FNB and FNB shall have delivered to SWVA opinions of counsel, dated as of the Effective Date, as to such matters as they may each reasonably request with respect to the transactions contemplated by this Agreement and in a form reasonably acceptable to each of them.

     (f) Legal Proceedings. Neither FNB nor SWVA shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

     (g) Amendment of SVSB ESOP. Prior to Merger, SVSB shall have amended the SVSB ESOP (as defined in Section 6.2(c)) to eliminate the provision thereof (i.e., section 8.2(c)) requiring satisfaction of any acquisition loan, allocation to participants of the remaining value of collateral not used to satisfy any acquisition loan, and termination of such plan on the consummation of a transaction such as the Merger.

     7.2 Conditions to Obligations of FNB. The obligations of FNB to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Date of the following additional conditions:

     (a) Representations and Warranties. Each of the representations and warranties contained herein of SWVA shall be true and correct in all material respects as of the date of this Agreement and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except (i) for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, (ii) as expressly contemplated by this Agreement, or (iii) for representations and warranties the inaccuracies of which relate to matters that, individually or in the aggregate, do not materially adversely affect the Merger and the other transactions contemplated by this Agreement and FNB shall have received a certificate or certificates signed by the Chief Executive Officer and Chief Financial Officer of SWVA dated the Effective Date, to such effect.

     (b) Performance of Obligations. SWVA shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Date, and FNB shall have received a certificate signed by the Chief Executive Officer of SWVA to that effect.

     7.3 Conditions to Obligations of SWVA. The obligations of SWVA to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Date of the following additional conditions:

     (a) Representations and Warranties. Each of the representations and warranties contained herein of FNB shall be true and correct in all material respects as of the date of this Agreement and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective date, except (i) for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, (ii) as expressly contemplated by this Agreement, or (iii) for representations and warranties the inaccuracies of which relate to matters that, individually or in the aggregate, do not materially adversely affect the Merger and the other transactions contemplated by this Agreement and SWVA shall have received a certificate or certificates signed by the Chief Executive Officer and Chief Financial Officer of FNB dated the Effective Date, to such effect.

     (b) Performance of Obligations. FNB shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Date, and SWVA shall have received a certificate signed by Chief Executive Officer of FNB to that effect.

     (c) Investment Banking Letter. SWVA shall have received a written opinion in form and substance satisfactory to SWVA from RP Financial addressed to SWVA and dated the date the Proxy Statement/Prospectus is mailed to shareholders of SWVA, to the effect that the terms of the Merger, including the Exchange Ratio, are fair, from a financial point of view, to SWVA.

                                 ARTICLE 8
                                Termination

     8.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement and the Plan of Merger by the shareholders of SWVA, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Date:

     (a) By the mutual consent of the Board of Directors of each of FNB and SWVA;

     (b) By the respective Boards of Directors of FNB or SWVA if the conditions set forth in Section 7.1 have not been met or waived by FNB and SWVA;

     (c) By the Board of Directors of FNB if the conditions set forth in Section 7.2 have not been met or waived by FNB;

     (d) By the Board of Directors of SWVA if the conditions set forth in Section 7.3 have not been met or waived by SWVA;

     (e) By the respective Boards of Directors FNB or SWVA if the Merger is not consummated by June 1, 2001.

     (f) By the Board of Directors of SWVA, within five business days after the end of the Measurement Period (as defined in Section 2.1), if the Market Value (as defined in Section 2.1) is less than $14.00; provided, however, that if within five calendar days after receipt of notice of termination pursuant to this paragraph 8.1(f), FNB provides written notice to SWVA that it shall increase the Exchange Ratio to an amount (rounded to the nearest one-thousandth) so as to provide the same Stock Consideration that would be received were the Market Value equal to $14.00 per share, in which case no termination shall be deemed to have occurred pursuant to this Section 8.1(f) and this Agreement shall remain in full force and effect in accordance with its terms (except the Exchange Ratio shall have been so modified).

     (g) By the Board of Directors of FNB, within five business days after the end of the Measurement Period (as defined in Section 2.1), if the Market Value (as defined in Section 2.1) is greater than $20.00; provided, however, that if within five calendar days after receipt of notice of termination pursuant to this paragraph 8.1(g), SWVA provides written notice to FNB that it will agree to decrease the Exchange Ratio to an amount (rounded to the nearest one-thousandth) so as to provide the same Stock Consideration that would be received were the Market Value equal to $20.00 per share, in which case no termination shall be deemed to have occurred pursuant to this Section 8.1(g) and this Agreement shall remain in full force and effect in accordance with its terms (except the Exchange Ratio shall have been so modified); and further provided, however, that (i) if the Market Value (as defined in Section 2.1) is greater than $20.00, and (ii) FNB shall have, prior to the Effective Date of the Merger, publicly announced that it has agreed to a transaction in which control of FNB will be acquired by another entity in an Acquisition Transaction, the Board of Directors of FNB may not terminate the Merger pursuant to this Section 8.1(g) and the Exchange Ratio shall be 1.083.

     8.2 Effect of Termination. In the event of the termination and abandonment of this Agreement and the Merger pursuant to Section 8.1, this Agreement shall become void and have no effect, except that (i) the last sentence of Section 5.2 and all of Sections 5.8 and 8.4 shall survive any such termination and abandonment and (ii) no party shall be relieved or released from any liability arising out of an intentional breach of any provision of this Agreement.

     8.3 Non-Survival of Representations, Warranties and Covenants. Except for Sections 1.3, 1.4, Article 2, Article 3, 5.4(c), 6.2, 6.3 and 8.4 of this Agreement, none of the respective representations and warranties, obligations, covenants and agreements of the parties shall survive the Effective Date, provided that no such representations, warranties, obligations, covenants and agreements shall be deemed to be terminated or extinguished so as to deprive FNB or SWVA (or any director, officer, or controlling person thereof) of any defense in law or equity which otherwise would be available against the claims of any person, including without limitation any shareholder or former shareholder of either FNB or SWVA.

     8.4 Expenses. The parties provide for the payment of expenses as follows:

     (a) Except as provided below, each of the parties shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated herein, including fees and expenses of its own financial consultants, accountants and counsel, except that printing expenses shall be shared equally between FNB and SWVA.

     (b) In the event FNB terminates this Agreement based on the occurrence of a Termination Event (as defined below), SWVA shall pay to FNB a termination fee of Two Hundred Fifty Thousand Dollars ($250,000.00) in cash within five business days after written notice of such termination. For the purposes of this Agreement, a "Termination Event" shall mean any of the following events or transactions occurring after the date hereof:

     (i) SWVA, without having received FNB's prior written consent, shall have entered into an agreement with any person to
(A) acquire, merger or consolidate, or enter into any similar transaction, with SWVA, (B) purchase, lease or otherwise acquire all or substantially all of the assets of SWVA, or (C) purchase or otherwise acquire directly from SWVA securities representing 10% or more of the voting power of SWVA;

     (ii) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of 20% or more of the outstanding shares of SWVA Common Stock after the date hereof (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the regulations promulgated thereunder); or

     (iii) any person shall have made a bona fide proposal to SWVA by public announcement or written communication that is or becomes the subject of public disclosure to acquire SWVA by merger, shares exchange, consolidation, purchase of all or substantially all of its assets or any other similar transaction, and following such bona fide proposal the shareholders of SWVA vote not to approve the Agreement.

Notwithstanding the foregoing, SWVA shall not be obligated to pay to FNB the termination fee described in this Section 8.4(b) in the event that at or prior to such time as such fee becomes payable (i) FNB and SWVA validly terminate this Agreement pursuant to Section 8.1(a), (ii) FNB or SWVA validly terminates this Agreement pursuant to Sections 8.1(b) [other than as a result of such Termination Event], 8.1(c) [other than as a result of such Termination Event], 8.1(d) [other than as a result of such Termination Event] or 8.1(e) [other than as a result of such Termination Event]. Upon payment of the termination fee and any other amounts that may be due by SWVA to FNB hereunder, this Agreement shall terminated as provided in Section 8.2.

     (c) If this Agreement is terminated by FNB or SWVA because of a willful and material breach by the other of any representation, warranty, covenant, undertaking or restriction set forth herein, and provided that the terminating party shall not have been in breach (in any material respect) of any representation and warranty, covenant, undertaking or restriction contained herein, then the breaching party shall bear and pay all such reasonable and documented costs and expenses of the other party actually incurred, including fees and expenses of consultants, investment bankers, accountants, counsel, printers, and persons involved in the transactions contemplated by this Agreement, including the preparation of the Registration Statement and the Joint Proxy Statement.

     (d) Except for the payment of the termination fee which shall be paid as required by Section 8.4(b), final settlement with respect to the payment of other fees and expenses by the parties shall be made within thirty
(30) days after the termination of this Agreement.

                                  ARTICLE 9
                              General Provisions

     9.1 Entire Agreement. This Agreement contains the entire agreement among FNB and SWVA with respect to the Merger and the related transactions and supersedes all prior arrangements or understandings with respect thereto.

     9.2 Waiver and Amendment. Any term or provision of this Agreement may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof, and this Agreement may be amended or supplemented by written instructions duly executed by the parties hereto at any time, whether before or after the meetings of SWVA shareholders referred to in Section 7.1(a) hereof, except statutory requirements and requisite approvals of shareholders and regulatory authorities.

     9.3 Descriptive Headings. Descriptive headings are for convenience only and shall not control or affect the meaning and construction of any provisions of this Agreement.

     9.4 Governing Law. Except as required otherwise or otherwise indicated herein, this Agreement shall be construed and enforced according to the laws of the Commonwealth of Virginia.

     9.5 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, telecopied or sent by recognized overnight courier service or registered or certified mail, postage prepaid, addressed as follows:

If to FNB:

J. Daniel Hardy, Jr. , President
FNB Corporation
105 Arbor Drive
P. O. Box 600
Christiansburg, Virginia  24068
(Tel.  540-382-6041)
(Fax:  540-381-6768)

Copies to:

Peter A. Seitz, Esquire
First National Bank
P. O. Box 600
Christiansburg, Virginia  24073
(Tel.  540-382-4951)
(Fax:  540-381-6768)

Fred W. Palmore, III, Esquire
Mays & Valentine, L.L.P.
1111 East Main Street, 23rd Floor (23219)
P. O. Box 1122
Richmond, Virginia  23218-1122
(Tel.  804-697-1396)
(Fax:  804-697-1339)

If to SWVA:

D. W. Shilling, President
SWVA Bancshares, Inc.
302 Second Street, S.W.
Roanoke, Virginia  24011-1597
(Tel:  540-983-1405)
(Fax:  540-344-9028)

Copy to:

Richard Fisch, Esq.
Malizia, Spidi & Fisch, PC
1301 K Street, N.W., Suite 700 East
Washington, D.C.  20005
(Tel.  202-434-4660)
(Fax:  202-434-4661)

     9.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts together shall constitute one and the same agreement.

     9.7 Severability. In the event any provisions of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. Further, the parties agree that a court of competent jurisdiction may reform any provision of this Agreement held invalid or unenforceable so as to reflect the intended agreement of the parties hereto.

     9.8 Subsidiaries. All representations, warranties, and covenants herein, where pertinent, include and shall apply to the Subsidiaries of the party making such representations, warranties, and covenants.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers and their corporate seals to be affixed hereto, all as of the dates first written above.

                                FNB Corporation



                                By: /s/ J. Daniel Hardy, Jr.
                                J. Daniel Hardy, Jr.
                                President and Chief Executive Officer

ATTEST:



/s/
Secretary

                               SWVA Bancshares, Inc.



                               By: /s/ D. W. Shilling
                               D. W. Shilling
                               President and Chief Executive Officer

ATTEST:



/s/
Secretary



                       CERTIFICATE OF THE DIRECTORS OF
                            SWVA BANCSHARES, INC.
                     SOUTHWEST VIRGINIA SAVINGS BANK, FSB


     Reference is made to the Agreement and Plan of Merger, dated as of August 7, 2000 (the "Agreement"), among SWVA Bancshares, Inc. ("SWVA") and FNB Corporation. Capitalized terms used herein have the meanings given to them in the Agreement.

     Each of the following persons, being all of the directors of SWVA and Southwest Virginia Savings Bank, FSB, express their intention to vote or cause to be voted all shares of SWVA common stock which are held by such person, or over which such person exercises full voting control (other than shares with respect to which such person exercises control in a fiduciary capacity, as to which no agreement is made hereby), in favor of the Merger.





760479v4

                         ADDENDUM TO EMPLOYMENT AGREEMENT


WHEREAS, Southwest Virginia Savings Bank, FSB (the "Bank") and DW
Shilling (the "Employee") have previously entered into an Employment Agreement, as amended (the "Agreement") dated May 19,
1999, and

WHEREAS, Section 12 of this Agreement provides that amendments to this Agreement may be made in writing and signed by the parties, and

WHEREAS, SWVA Bancshares, Inc. ("Company") and FNB Corporation
("FNB") have entered into an Agreement of Merger whereby the Company shall merge into FNB, with FNB as the survivor and new parent corporation of the Bank ("Merger"), and

WHEREAS, FNB and the Bank seek to retain the employment of the Employee as the President and CEO of the Bank after the Merger,

NOW THEREFORE, BE IT RESOLVED that this Addendum to the Agreement is hereby authorized and agreed to by FNB and the Bank, and that this Addendum to the Agreement shall be executed by FNB and the Bank prior to the Merger and be presented to the Employee for acceptance and execution immediately upon and coincident with the effective time of the Merger as follows:

1. As of the effective time of the Merger, the term of the Agreement shall be amended at Section 2 of the Agreement to be for a period commencing on the date of the Merger and ending thirty-six (36) months thereafter.

2. As of the effective time of the Merger, the Base Salary of the Employee as specified at Section 3(a) of the Agreement shall be $112,800 per annum.

3. After the Merger, the Bank shall continue to maintain and operate the automobile presently owned by the Bank and utilized by the Employee for business use.

4. That the Employee shall be entitled to participate in any supplemental executive retirement plan and any stock option plan maintained or implemented for senior management of FNB or its subsidiaries.

5. That Employee hereby waives any rights or claims to voluntarily terminate employment pursuant to Section 9(b) of the Agreement as it relates to any changes in employee benefit plans of the Bank detailed at
Section 9(b)(ii) of the Agreement resulting from the Merger. Such waiver shall not include a waiver of the right to terminate employment in the event that the Bank shall fail to maintain the Employee's Base Salary as detailed at Section 2. of this Addendum.

6. FNB shall reimburse the Employee for the reasonable fees and expenses associated with maintaining a membership in a local country club in order to facilitate the conduct of Bank business in an effective manner.

This Addendum to the Agreement is hereby executed and agreed to by the parties as evidenced below:

Southwest Virginia Savings Bank, FSB


By:

Its:

Date:


     As Secretary to the Bank, I hereby certify that the foregoing Addendum was adopted and approved by a majority vote of a meeting of the Board of
Directors of the Bank, held on            , 2000, a quorum being present, with
DW Shilling absent from the discussion or the voting.


                                            SEAL
Secretary

FNB Corporation


By:

Its:


Date:





DW Shilling, Employee

Date:

                       ADDENDUM TO EMPLOYMENT AGREEMENT


WHEREAS, Southwest Virginia Savings Bank, FSB (the "Bank") and
Barbara Weddle (the "Employee") have previously entered into an Employment Agreement, as amended (the "Agreement") dated May 19,
1999, and

WHEREAS, Section 12 of this Agreement provides that amendments to this Agreement may be made in writing and signed by the parties, and

WHEREAS, SWVA Bancshares, Inc. ("Company") and FNB Corporation
("FNB") have entered into an Agreement of Merger whereby the Company shall merge into FNB, with FNB as the survivor and new parent corporation of the Bank ("Merger"), and

WHEREAS, FNB and the Bank seek to retain the employment of the Employee as the President and CEO of the Bank after the Merger,

NOW THEREFORE, BE IT RESOLVED that this Addendum to the Agreement is hereby authorized and agreed to by FNB and the Bank, and that this Addendum to the Agreement shall be executed by FNB and the Bank prior to the Merger and be presented to the Employee for acceptance and execution immediately upon and coincident with the effective time of the Merger as follows:

1. As of the effective time of the Merger, the term of the Agreement shall be amended at Section 2 of the Agreement to be for a period commencing on the date of the Merger and ending twelve (12) months thereafter.

2. As of the effective time of the Merger, the Base Salary of the Employee as specified at Section 3(a) of the Agreement shall be $ per annum.

3. That Employee hereby waives any rights or claims to voluntarily terminate employment pursuant to Section 9(b) of the Agreement as it relates to any changes in employee benefit plans of the Bank detailed at
Section 9(b)(ii) of the Agreement resulting from the Merger. Such waiver shall not include a waiver of the right to terminate employment in the event that the Bank shall fail to maintain the Employee's Base Salary as detailed at Section 2. of this Addendum.

This Addendum to the Agreement is hereby executed and agreed to by the parties as evidenced below:

Southwest Virginia Savings Bank, FSB


By:

Its:


Date:



     As Secretary to the Bank, I hereby certify that the foregoing Addendum was adopted and approved by a majority vote of a meeting of the Board of
Directors of the Bank, held on         , 2000, a quorum being present, with
Barbara Weddle absent from the discussion or the voting.


                                         SEAL
Secretary


FNB Corporation


By:

Its:

Date:





Barbara Weddle, Employee

Date:

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